UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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The Brink’s Company
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notice of

2025

Annual Meeting and Proxy Statement

BRINKS

A Message from our Chairman
March 21, 2025
To Our Shareholders:
I am pleased to invite you to join us at the 2025 Annual Meeting of Shareholders of The Brink’s Company, to be held at the offices of McGuireWoods LLP, 2601 Olive Street, Suite 2100, Dallas, Texas on Thursday, May 8, 2025, at 10:00 a.m., Central Time.
At this year’s meeting, we will vote on the election of nine directors and approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm. We will also conduct a non-binding advisory vote on the compensation of the Brink’s named executive officers.
Your vote at the Annual Meeting is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible. There are several ways to vote prior to the Annual Meeting. You can vote online or by phone by following the instructions on the enclosed proxy, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
We look forward to seeing you at the Annual Meeting. Thank you for your continued support of and confidence in Brink’s.
Sincerely,
Michael J. Herling
Chairman
Michael J. Herling Chairman

Notice of Annual Meeting of
Shareholders

When	Where	Record Date
May 8, 2025 10:00 a.m., Central Time	McGuireWoods LLP 2601 Olive Street, Suite 2100 Dallas, TX 75201	Close of business on March 6, 2025
Proposals
■
To elect as directors the nine nominees to the Board of Directors named in the accompanying Proxy Statement, for terms expiring in 2026.

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To approve an advisory resolution on named executive officer compensation.

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To approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

We will transact such other business as may properly
come before the meeting or any adjournment or postponement thereof.
Voting
QR Code. Scan this code with a smart phone or tablet to vote 24/7
Telephone. Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Internet. www.proxyvote.com
Mail. Sign and date the enclosed proxy card and return in the envelope provided
At the Meeting. Attend the meeting to vote in person

This Proxy Statement, accompanying form of proxy and 2024 Annual Report to Shareholders are being mailed to shareholders of record as of the close of business on March 6, 2025, commencing on or about March 21, 2025. To view this Proxy Statement, form of proxy and 2024 Annual Report to Shareholders, go to http://investors.brinks.com/annual-meeting.
Please note that brokers may not vote your shares on the election of directors or the advisory vote on named executive officer compensation in the absence of your specific instructions as to how to vote, so it is important that you vote.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR ON THE INTERNET. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
Elizabeth P. Davis
Assistant Secretary
March 21, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2025.
The Proxy Statement and 2024 Annual Report to Shareholders are available at: http://investors.brinks.com/annual-meeting

Proposal No. 1: Election of Directors	23
Proposal No. 2: Advisory Resolution to Approve Named Executive Officer Compensation	27

Compensation and Human Capital Committee Report	49
CEO Pay Ratio for 2024	66
Pay Versus Performance	68
Director Compensation	73
Director Equity Compensation	74
Stock Ownership Guideline	74
Plan for Deferral of Directors’ Fees	74
Business Travel Accident Insurance Plan	74
2024 Director Compensation Table	75
Directors’ Stock Accumulation Plan	76
Stock Ownership	77
Directors and Officers	77
Certain Beneficial Owners	79
Equity Compensation Plan Information	80
Proposal No. 3: Approval of the Selection of Independent Registered Public Accounting Firm	81
Audit and Ethics Committee Report	83
Questions and Answers About the Annual Meeting	84
Shareholder Reference Information	87
Voluntary Electronic Delivery of Proxy Materials	89
Appendix A	A-1
Appendix B	B-1

Proxy Summary
The Brink’s Company’s (“Brink’s” or the “Company”) proxy statement (this “Proxy Statement”) has been prepared in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement, the accompanying form of proxy and 2024 Annual Report to Shareholders (the “2024 Annual Report”) are being mailed to shareholders of record as of the close of business on March 6, 2025, commencing on or about March 21, 2025. To help you review this Proxy Statement, we have summarized several key topics in this Proxy Summary. The following description is only a summary and does not contain all of the information that you should consider in voting your shares. For more complete information, please review the complete Proxy Statement and the 2024 Annual Report. This Proxy Statement and the 2024 Annual Report are available at: http://investors.brinks.com/annual-meeting.
About the Meeting
Date and Time Thursday, May 8, 2025 at 10:00 a.m., Central Time
Place McGuireWoods LLP 2601 Olive Street, Suite 2100 Dallas, TX 75201
Record Date March 6, 2025
Voting QR Code Mail Telephone At the Meeting Internet

Voting
QR Code Scan this code with a smart phone or tablet to vote 24/7
Internet proxyvote.com
At the Meeting Shareholders as of March 6, 2025 can vote in person at the Annual Meeting; see “How do I vote at the Annual Meeting?” on page 84
Telephone Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Mail Sign and date the enclosed proxy card and return in the envelope provided

1

Proposals and Board Recommendations
Proposal		Board’s Voting Recommendation	Page Reference
1	Election of directors named in this Proxy Statement for one-year terms expiring in 2026	FOR Each Director Nominee	23
2	Approval of an advisory resolution on named executive officer compensation	FOR	27
3	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	81
2024 in Review
Brink’s is a leading global provider of cash and valuables management, digital retail solutions (“DRS”) and ATM managed services (“AMS”). Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 51 countries serves customers in more than 100 countries. A significant portion of our business is conducted internationally, with approximately 70% of our revenues earned outside the United States.
2024 Key Financial Performance Metrics

REVENUE	ADJUSTED EBITDA*
$5.0B	$912M
▲ +3%	▲ +5%
($4.9B in 2023)	($867M in 2023)

NON-GAAP OPERATING PROFIT*	FREE CASH FLOW*	AMS/DRS REVENUE
$629M	$400M	$1.2B
▲ +2%	—	▲ +20%
($615M in 2023)	($400M in 2023)	($1.0B in 2023)

During 2024, the Company saw meaningful progress executing its strategy, including accelerating organic growth in AMS and DRS, driving efficiency through the Brink’s Business System and returning excess capital to shareholders with its disciplined capital allocation strategy. In 2024, we delivered $5.0 billion of revenue (which included $1.2 billion in AMS/DRS revenue), $162.9 million of GAAP net income attributable to Brink’s shareholders, $911.9 million of adjusted EBITDA, $453.0 million of GAAP operating profit (9.0% margin), $629.4 million of non-GAAP operating profit (12.6% margin), $426.0 million of GAAP net cash from operations and $399.9 million of free cash flow before dividends.* GAAP earnings per share (“EPS”) was $3.61 per share and non-GAAP EPS was $7.17 per share.* Revenue growth included 23% organic growth in AMS and DRS, which are key strategic focus areas for the Company. These financial metrics are monitored by management and the Company’s Board of Directors (the “Board”) and reported to shareholders, and certain of these metrics are used in determining compensation for the named executive officers (“NEOs”).

2	2025 Proxy Statement

*
These non-GAAP financial measures are not presented in accordance with GAAP. See pages 34 to 40 of the Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) for a reconciliation of non-GAAP operating profit, non-GAAP operating profit margin, non-GAAP EPS, adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures.

Corporate Governance Highlights
Brink’s is committed to maintaining a strong ethical culture and adhering to robust governance practices that the Board has determined are in the best interests of the Company and our shareholders. These practices include:
Board Structure and Independence
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Separate Chief Executive Officer (“CEO”) and Chairman of the Board

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89% of director nominees are independent

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Independent directors hold executive sessions regularly and the Chairman of the Board communicates any concerns to the CEO or management

■ Standing Board committees are 100% independent ■ Director nominees have an average tenure of 7.9 years of service on the Board
Board Oversight
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Proactive, comprehensive and strategic succession plan for the CEO and other senior executives, including the NEOs

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Annual dedicated Board meeting focused on long-term Company strategy discussions

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Direct oversight of:

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Corporate strategy;

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CEO succession;

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Risk management, including our enterprise risk management (“ERM”) and cybersecurity programs; and

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Our Sustainability Program

Board Effectiveness
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Annual Board, committee and individual performance evaluations with periodic use of an external facilitator

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Multiple “audit committee financial experts”

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Robust orientation program for new directors with Board leadership and senior management

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Thoughtful Board succession process to ensure the Board remains aligned with the needs of the Company as it evolves

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Mandatory retirement age policy with no waivers or exceptions

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Formal overboarding policy

Shareholder Rights and Engagement	■ All directors elected annually ■ Majority vote standard for uncontested elections of directors ■ Annual shareholder advisory vote on NEO compensation ■ Proxy access rights(1)
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Shareholders holding at least 20% of our outstanding common stock (“Common Stock”) may call a special meeting

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Regular shareholder engagement on a variety of topics, including governance, executive compensation and sustainability matters

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No shareholder rights plan (poison pill)

New in 2024
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Published the Company’s 2023 Sustainability Report in July 2024, disclosing Scope 1 and Scope 2 emissions for 19 countries, representing 88% of the Company’s total revenue in 2023 (up from 72% previously disclosed in the Company’s 2022 Sustainability Report)

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Implemented continuing education series for our directors consisting of a regular schedule of external and internal subject matter experts, presenting on relevant topics designed to enhance our directors’ understanding of complex or fast-developing subject areas

(1)
For a description of the criteria, see “Shareholder Reference Information” on page 87.

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Board Nominees
					Committee Membership
Name, Age and Position*	Gender	Race	Citizenship	Tenure	AC	CC	CGC	FC
Kathie J. Andrade, 64 Retired CEO, TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank	F	W	US	6	■		☐
Paul G. Boynton, 60 Past President, CEO and Chair, Rayonier Advanced Materials Inc. and Rayonier, Inc.	M	W	US	15		■		☐
Ian D. Clough, 58 Executive Vice President, Global Pricing & Product, DHL Express	M	W	UK	9	☐			■
Susan E. Docherty, 62 Former CEO and Director, ElectraMeccanica Vehicles Corp.	F	W	Dual (Canada/US)	11		☐		■
Mark Eubanks, 52 President and CEO, The Brink’s Company	M	W	US	3
Michael J. Herling (Chairman), 67 Partner, Finn Dixon & Herling	M	W	US	16		■	■
A. Louis Parker, 70 Retired Corporate Vice President, General Electric Company/GE Capital and Co-Founder, Visible Men Academy	M	B	US	4	■		■
Timothy J. Tynan, 65 CEO, Chargeback Gurus	M	W	US	4		■		■
Keith R. Wyche, 65 Retired Vice President, Community Engagement and Support, Walmart, Inc.	M	B	US	3	■		■

*
All director nominees are independent, except for Mr. Eubanks.

AC = Audit & Ethics Committee CC = Compensation & Human Capital Committee CGC = Corporate Governance & Nominating Committee FC = Finance & Business Development Committee ■ = Committee Member	☐ = Committee Chair F = Female M = Male W = White B = Black or African American

4	2025 Proxy Statement

Our Sustainability Program
The Company’s strategic growth pillars include innovating to grow and partnering for customer success. We believe that, by aligning these pillars with purposeful sustainability efforts, we can have a positive impact on our employees, communities and planet, while delivering long-term profitability.
Oversight of Sustainability Matters
The Board believes that effective oversight of sustainability matters is important to its risk oversight function and is essential to driving sustainable practices and responsible stewardship, providing value to shareholders and benefiting the communities we serve. The Board has primary responsibility for oversight of our Sustainability Program, including initiatives and programs related to environmental sustainability, human capital management and corporate culture (with input from the Compensation and Human Capital Committee (the “Compensation Committee”)).
Following are brief descriptions of some of our policies, practices and initiatives in these areas.
Environmental Sustainability
Brink’s is committed to integrating responsible environmental practices into our daily operations with the goal of minimizing our environmental impact and meeting our customers’ sustainability standards. Primarily, we are pursuing regional and local opportunities to improve the efficiency of our fleet to reduce energy consumption and greenhouse gas emissions. Country-level fleet management efforts include the installation of solar panels on branches and trucks, the introduction of electric vehicles, the addition of idle reduction technology and the replacement of diesel trucks with gasoline, alternative-fuel or dual-fuel vehicles. Additionally, deployment of our AMS and DRS offerings enable the transition from cash transport to more efficient management solutions that reduce emissions and overall resource use.
Human Capital Management
Our people are a key strategic pillar, and we strive to create a culture that attracts and retains qualified talent, with varied backgrounds, experience and skills embodying our values, to drive our strategic priorities forward and support the Company’s overall goals and objectives. Our Compensation Committee meets regularly to provide guidance related to the Company’s human capital management, including our culture, learning and development programs, human resources programs and policies and competitive compensation and benefits programs, as outlined in its charter. Further, the Board regularly receives updates on talent, succession planning and other strategies related to our human capital management.
Commitment to our Values
In 2024, we celebrated our 165th anniversary as a company, which prompted meaningful conversations on how we can continue to grow and improve for future generations of customers and employees. We determined that it was important to develop a set of values that describes our culture and the behaviors necessary to deliver on our strategies to help us build partnerships to secure commerce. To that end, our new values are:

5

Employee Engagement
Our commitment to actively engaging with our employees is a key component of our culture. Globally, we are sharing our vision of a winning culture with our leadership, using global leadership capability building training (#PowerYourTalent) and a refreshed performance management process to reinforce our new Brink’s values throughout the organization. We offer a range of programs to develop our managers’ capabilities and enhance our leadership across the Company. Our efforts are aimed at increasing organizational talent and capabilities and identifying and developing potential successors for key leadership positions.
Additionally, in 2023, we launched a global employee engagement survey with the goal of better understanding the thoughts and perspectives of our employees and what they need to be more successful. The survey covered workplace culture, management style, employee satisfaction and other topics. The survey provided valuable feedback that we are leveraging to implement Company-wide action plans. In 2024, more than 170 managers identified over 1,000 action items to improve employee engagement throughout the Company, many of which are now in progress. We also made significant progress regarding leadership communication among our employees, including introducing global leadership communications channels.
Employee Safety and Wellness
At Brink’s, our people are our most important asset, which is why we prioritize employee safety, ensuring that our team members have the tools and training they need to stay safe, keep the public safe and perform at their best. Our local and regional leaders establish safety guidelines that follow best practices and adhere to local laws and regulations. Driver safety is also a top priority across our global operations. In the U.S., for example, our driver safety program covers duties and responsibilities, state and federal qualifications, equipment, documentation, different types of vehicles, driver wellness, safety, blind spots and security. We also reinforce safe practices in the workplace and risk reporting procedures that align with OSHA standards.
We also believe in supporting our employees’ health and well-being. We offer our employees market-competitive benefits specific to the markets in which we operate, including life and health coverage, as well as mental health resources. Effective in 2025, we were pleased to introduce fertility benefits for our U.S. employees to support their paths to parenthood.
Social Responsibility
Cash plays a critical role in society, as consumers around the world rely on cash to purchase goods and services. Our business helps secure commerce by keeping cash moving among businesses, central banks and financial institutions, so that it remains accessible. The global movement of cash helps ensure its reliability and resilience as a payment method, which can be particularly important for unbanked and underbanked people who lack access to financial services, as well as in times of network outages and in remote areas without cellular service.
Ethics & Compliance
Maintaining a culture of compliance that promotes the highest standards of ethics is critical to our success, and we believe it provides us a competitive advantage. Integrity is at the core of our approach, and we have laid a foundation for robust ethical standards and adherence to all applicable laws. As described above, in 2024, we launched a new set of values. One of these values is that “We Do What’s Right.” We believe that we cannot be successful if we fail to live this value on a daily basis. Our Ethics & Compliance Group is dedicated to helping our leaders foster a culture of integrity across the entire Brink’s organization, including by managing regulatory risk and helping advance the Company’s strategic goals in accordance with our Code of Ethics and applicable law.
Our Code of Ethics sets forth expectations of our directors and employees with respect to integrity, conflicts of interest, compliance with laws and transparency. The Company also has mandatory employee training courses designed to educate and reinforce our Code of Ethics and compliance policies on topics like insider trading, the Foreign Corrupt Practices Act, anti-money laundering and others. All employees, regardless of level or role, are required to complete Ethics & Compliance training that is designed to raise employee awareness of key risks and inform them of available reporting mechanisms.

6	2025 Proxy Statement

The Code of Ethics requires employees to report violations. We maintain multiple reporting alternatives, including a telephone hotline and an online portal through which employees may report anonymously violations of the Code of Ethics and raise workplace concerns of any kind.
We also have adopted a Brink’s Supplier Code of Conduct to support our goal to maintain stable long-term relationships with suppliers that align with our values. We have a long-standing commitment to doing what’s right, and expect the same of everyone with whom we work.
See “Corporate Governance Highlights” on page 3 of the Proxy Summary for more information on our other sound corporate governance practices.
Board Nominee Composition
The nominees to the Board bring a balance of relevant skills to the boardroom as well as an effective mix of varied backgrounds and experiences. The following figures depict the composition of our nominees:
Independence	Board Refreshment

7

Board Nominee Experience, Qualifications and Skills
The Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experiences, qualifications, skills and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth under “Director Nominating Process,” beginning on page 19 and has key skills and attributes that are important to an effective board. Listed below are the areas of expertise that we believe are most important to the Company’s current and future business needs:

Finance, Accounting &
Financial Reporting
Experience in accounting, financial reporting or auditing processes and standards and in oversight and management of the corporate finance function, including internal controls.
	Risk Management Experience overseeing complex risk management matters, including cybersecurity.	Global Business Operations & Technology Experience leading multi-national or global business operations and technology.

Business Strategy & Mergers and Acquisitions Experience implementing a company’s goals and initiatives for growth organically and through strategic mergers and acquisitions.	Sales and Marketing & Customer Relations Experience managing a corporate marketing or sales function.	Relevant Industry Experience Experience in industries most relevant to the Company’s business, including the financial services and fintech industries, as well as the logistics service industry.

Legal & Regulatory Compliance Experience in complex legal matters and regulatory compliance oversight.	Corporate Governance Experience with current corporate governance standards and practices in public companies, including protection of shareholder interests.	Human Capital Management Experience with executive compensation, attracting and retaining top talent, succession planning and human capital risk management.
The following table summarizes each nominee’s key qualifications, experience and skills. We believe that all of our nominees bring to our Board a wealth of executive leadership and management experience. The indicators below represent that a particular skill is a core competency that the nominee brings to the Board. The lack of an indicator for a particular skill does not mean that the nominee does not possess that skill or experience; instead, we expect all nominees to have a working knowledge of all of these areas. Further, the Board encourages all its members to increase their strategic skill sets through education. To that end, in early 2024, the Company launched a continuing director education program that offers tailored educational programming on relevant topics to the Company’s business and strategy that are designed to enhance the directors’ understanding of complex or fast-developing subject areas. Some of the topics covered in 2024 included regulatory enforcement trends and the risks and benefits of artificial intelligence (“AI”).

8	2025 Proxy Statement

	Kathie J. Andrade	Paul G. Boynton	Ian D. Clough	Susan E. Docherty	Mark Eubanks	Michael J. Herling	A. Louis Parker	Timothy J. Tynan	Keith R. Wyche
Finance, Accounting & Financial Reporting
Risk Management
Global Business Operations & Technology
Business Strategy & Mergers and Acquisitions
Sales and Marketing & Customer Relations
Relevant Industry Experience
Legal & Regulatory Compliance
Corporate Governance
Human Capital Management
2024 “Say on Pay” Results and Shareholder Engagement

At the 2024 Annual Meeting of Shareholders, over 97% of votes cast approved the “Say on Pay” proposal regarding the compensation awarded to NEOs. The Compensation Committee and the Board take into account the results of the “Say on Pay” vote as they consider the design of the executive compensation program and policies. There were no changes made to the Company’s executive compensation program in direct response to the 2024 “Say on Pay” voting results.
The Board and management believe that shareholder engagement is a vital component of our governance practices. We regularly engage with our shareholders in furtherance of our commitment to an appropriate executive compensation program design and strong governance practices. Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss a variety of matters, including Company performance and strategy, corporate governance, executive compensation policies and practices and sustainability, and have been responsive to the feedback provided by our shareholders. We look forward to ongoing dialogue and collaboration with our shareholders.

9

Executive Compensation Highlights
Our executive compensation program is structured to link compensation to Company and individual performance over the short- and long-term and to align the interests of executives and shareholders. Brink’s executives receive a base salary and performance-based compensation, which represents approximately 70% of target total direct compensation (“TDC”) for Mr. Eubanks and approximately 60% of target TDC (on average) for the other NEOs.
Compensation Elements
The following table provides a summary of the TDC elements of our executive compensation program:
PAY ELEMENT	HIGHLIGHTS
Base Salary (Fixed)
■
Base salary is fixed cash compensation that provides pay at a level consistent with competitive market practices based on an executive’s role, responsibilities, skills, experience and performance.

■
Base salary provides fixed compensation necessary to attract and retain executives.

Annual Incentive (Performance-Based and At-Risk)
■
The annual cash incentive opportunity under our Brink’s Incentive Plan (“BIP”) is a cash award based on Company financial performance, individual performance and, for certain executives, performance of operating companies within their scope of responsibility (referred to as Region Operating Performance).

■
Annually, the Compensation Committee sets a rigorous, pre-established target level of performance for one or more metrics aligned to our financial goals for the year, which we believe are key drivers of shareholder value.

Long-Term Incentive (“LTI”) (Performance-Based and At-Risk)
■
Our annual equity award opportunity is designed to ensure a significant portion of NEO compensation is tied to our long-term Company financial performance and increases in shareholder value over a long-term performance period, primarily earnings before interest, depreciation and amortization (“EBITDA”) and relative total shareholder return (“TSR”).

■
The Compensation Committee annually determines the types and mix of LTI awards to be made to NEOs and makes appropriate changes based upon an analysis of external market data, consistent with our pay for performance philosophy and strong emphasis on creating shareholder value and attracting and retaining talent.

■
Since 2023, awards have been granted as a mix of Internal Metric (“IM”) performance stock units (“PSUs”), subject to a relative TSR modifier of +/- 25% (the “RTSR Modifier”), and restricted stock units (“RSUs”). IM PSUs with RTSR Modifier are paid out in shares of Common Stock at the end of a three-year performance period, based on achievement of cumulative adjusted EBITDA performance goals (subject to the RTSR Modifier), and subject to a three-year vesting requirement. No options have been awarded since 2020.

10	2025 Proxy Statement

The chart below reflects the 2024 target pay mix for Mr. Eubanks and the other NEOs (on average). Percentages in the following chart may not add to 100% due to rounding.
2024 Compensation Setting Process
Our executive compensation program includes performance-based compensation in the form of annual incentives under the BIP, paid in cash, and LTI, generally payable in shares of Common Stock. Performance-based incentives in our compensation program are designed to drive strategic and financial priorities and shareholder returns.
Annual Incentives
In February 2024, the Compensation Committee determined to use 50% non-GAAP operating profit, 10% revenue, 15% AMS/DRS revenue and 25% free cash flow as the annual incentive program Company performance metrics for the BIP. The addition of an AMS/DRS revenue goal for 2024 was intended to further align management incentives with key strategic focus areas for the Company.
LTI Awards
For 2024, the LTI mix approved by the Compensation Committee was 75% IM PSUs with RTSR Modifier and 25% RSUs for all NEOs.
For the IM PSUs with RTSR Modifier, in 2024, the Compensation Committee set a three-year total adjusted EBITDA performance target (subject to the RTSR Modifier), based on the continued belief that this metric incentivizes leaders to execute our organic and acquisition growth strategy, aligns to one of the most common performance metrics used for LTI plans in the 2024 Proxy Peer Group (as defined on page 37) and ensures there is variation from the metrics used in our annual incentive plan.
No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2024 to NEOs. No options were granted in 2024.
2024 Annual and Long-Term Incentive Payouts
In February 2025, the Compensation Committee (and the independent members of the Board for Mr. Eubanks) approved 2024 annual incentive payouts for the NEOs based upon the Company’s 2024 non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow performance against the targets established as part of the 2024 BIP. The Company Performance Factor was determined by the Compensation Committee to be 100.5% and resulted in payouts to the NEOs ranging from approximately 76% to 106% of their respective targets (after consideration of each NEO’s individual performance and Region Operating Performance for Messrs. Castillo and Parks).

11

In February 2025, the Compensation Committee certified the level of payouts for the 2022-2024 IM PSU awards, for the performance period from 2022 to 2024, which reflected Company performance of $3.045 billion in adjusted EBITDA* during that period, which was above the maximum performance goal and resulted in a payment to each applicable NEO of 200% of target.
In 2022, certain of our NEOs received Relative TSR PSU awards, which provided for payout determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee. In February 2025, the Compensation Committee certified the level of payouts for the 2022-2024 Relative TSR PSU awards, for the performance period from 2022 to 2024, which reflected performance at the 62nd percentile of the comparator group established by the Compensation Committee, which was above the target performance goal and resulted in a payment to each applicable NEO of 124% of target.
A comprehensive review of the 2024 compensation program, including its elements, objectives, rationale and payouts, is included in the “Compensation Discussion and Analysis,” beginning on page 28.

*
This non-GAAP financial measure is not presented in accordance with GAAP. See pages 34 to 38 of our 2024 10-K for a reconciliation of adjusted EBITDA to its most directly comparable GAAP financial measure.

12	2025 Proxy Statement

Corporate Governance
Board Leadership Structure
The Board does not have a policy on whether the roles of the CEO and Chairman should be separate. The Board regularly evaluates relevant factors to determine the best leadership structure for the Company’s operating and governance environment at the time. At this time, the roles of CEO and Chairman are separate. We believe that, generally, separating the Chairman and CEO roles is a strong governance practice and contributes to the Board’s independence from management, while allowing the CEO to focus primarily on Brink’s business, strategy and operations.
Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), if the Chairman of the Board is not independent, the independent directors will elect an independent Lead Director to facilitate communication with the CEO, information flow and communications among non-management directors and provide feedback to the CEO on behalf of the non-management directors regarding business issues and Board management. Mr. Herling serves as the Company’s non-executive Chairman of the Board and has the following responsibilities:
■
presides over meetings of the Board and shareholders;

■
calls meetings and executive sessions of the Board;

■
develops the meeting agendas and ensure critical issues are addressed;

■
facilitates communication between and among directors and management and ensure the quality, quantity and timing of information from management;

■
has a lead role in the evaluation of the CEO;

■
serves as the representative of the Board with management and the public and interact with shareholders on behalf of the Board at the Board’s discretion;

■
facilitates communication between the Board and shareholders, at the Board’s discretion;

■
promotes effective communications on developments occurring between Board meetings; and

■
performs such other duties assigned from time to time by the Board.

13

Role of the Board of Directors
Overview
The Board is responsible for advancing the interests of the Company’s shareholders by providing advice and oversight of the strategic and operational direction of the Company, overseeing the governance of the Company and the Company’s executive management, including CEO succession planning, and reviewing the Company’s business initiatives, capital projects and budget matters. To do this effectively, the Company has established clear and specific Corporate Governance Guidelines for the Board that, along with Board committee charters, our Bylaws and our Code of Ethics, provide the framework for the governance of the Company.
Board’s Role in Risk Oversight
Cybersecurity Risk Oversight
Cybersecurity risk oversight is a top priority for the Board. The Company has adopted physical, technological and administrative cybersecurity controls and has a defined procedure for cybersecurity incident detection, containment, response and remediation. The Board is regularly briefed by the Company’s Global Chief Information Officer and Chief Information Security Officer on the Company’s cybersecurity risk management framework and on the Company’s completed, ongoing and planned actions relating to cybersecurity risks.
Management is responsible for managing the day-to-day risks confronting our businesses, and our Board has responsibility for overseeing the Company’s ERM program. Under the ERM program, senior leaders from across the Company’s global footprint annually rank risks according to likelihood, significance and velocity to identify and prioritize the most significant risks facing the Company. For each identified risk area, a senior executive works with relevant leaders to ensure that mitigation plans are developed and implemented and that key risk indicators are monitored.
Our Board as a whole oversees risks related to the Company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Our Board receives regular reports on the ERM process and the key risks facing our businesses and the Company as a whole; these risks may include financial risks, geopolitical risks, legal and regulatory risks, competitive risks, compliance risks, information technology and AI risks and other risks related to the ways in which we do business.
Our Board has delegated elements of its risk oversight responsibility to its committees to better coordinate with management to serve the long-term interests of all our stakeholders. Our Board receives regular reports from the committee chairs regarding topics discussed at committee meetings, including the areas of risk they primarily oversee. For example, the Audit and Ethics Committee (the “Audit Committee”) is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to identify, monitor and mitigate such exposures, including the Company’s risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee the Company’s material financial risks, proposed risk factors and other public disclosures, significant legal and compliance matters, mitigation strategies and the Company’s internal controls over financial reporting. The Audit Committee also engages in periodic discussions with the Company’s Chief Financial Officer, the Controller, the Vice President of Internal Audit, the General Counsel and other members of management regarding these risks.

14	2025 Proxy Statement

BOARD OF DIRECTORS

Oversees overall risks, with emphasis on strategic risks

Audit and Ethics Committee

Oversees the Company's major financial risk exposures, risks related to legal, ethics and compliance matters and information technology risks, and steps management has taken to monitor and control such exposures

Corporate Governance and Nominating Committee

Oversees risks related to the governance structure of the Company, including Board composition and independence

Compensation and Human Capital Committee

Oversees the Company's review of compensation policies and procedures to determine whether they present significant risks, as well as risks related to the Company's executive compensation programs

Finance and Business Development Committee

Reviews risks related to strategic transactions and oversees risks related to the Company's credit facilities, rating agency interactions, defined benefit pension plans, insurance policies and foreign exchange rates

MANAGEMENT

Identifies, assesses and manages day-to-day risk

Board’s Role in Management Succession Planning
The Board regularly engages in succession planning for the CEO role. Members of the Board annually review and discuss an evaluation of potential CEO successors, as well as the emergency succession plan for the CEO. The Board also annually reviews and discusses a robust pipeline of senior leaders who are potential successors for executive officers and other critical roles.
Board’s Role in Sustainability Matters
Corporate responsibility and sustainability are important priorities for the Board and the Company. We have a strong commitment to being an ethical and responsible company acting with integrity and respect for each other, our communities and the environment, which starts with the tone set by the Board. The Board has primary responsibility for oversight of the Company’s Sustainability Program, including initiatives and programs related to sustainability, human capital management and corporate culture (with input from the Compensation Committee).
Board’s Role in Compensation Risk
The Board delegates to the Compensation Committee responsibility for oversight of management’s compensation risk assessment. The Compensation Committee oversees all Company compensation policies and procedures (including those of our subsidiaries) and the incentives that they create to assess risk. At the Compensation Committee’s direction, the Company’s Human Resources Department, in partnership with its Internal Audit Department, conducted a risk assessment of the 2024 compensation programs. Management concluded that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. Management presented the results of its assessment to the Compensation Committee in February 2025.
The Compensation Committee reviewed management’s assessment, including with its independent compensation consultant, and continues to believe that the executive compensation program appropriately balances risk and reward in

15

relation to the Company’s overall business strategy and that it does not encourage employees to take excessive risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee relies on the Pay for Performance Compensation Philosophy and Compensation Governance Practices to mitigate compensation-related risks and to align compensation with market practices and shareholder interests. See “Pay for Performance Compensation Philosophy” and “Compensation Governance Practices” in the “Compensation Discussion and Analysis,” beginning on page 28 for details. The Compensation Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components.
Board Independence
For a director to be deemed “independent,” the Board must affirmatively determine, in accordance with the listing standards of the New York Stock Exchange (the “NYSE”), that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board has adopted the following categorical standards as part of its Corporate Governance Guidelines:
1
A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company, is not independent. Employment as an interim Chairman, CEO or other executive officer will not disqualify a director from being considered independent following such employment.

2
A director who has received or who has an immediate family member serving as an executive officer who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service), is not independent. Compensation received by a director for former service as an interim Chairman, CEO or other executive officer will not count toward the $120,000 limitation.

3
(A) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a director who was or whose immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, in any such instance ((A) — (D)) is not independent.

4
A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, is not independent.

5
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

The Board has affirmatively determined that each of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Herling, Parker, Tynan and Wyche is, and during 2024 was, independent under the NYSE listing standards and the categorical standards described above. The Board has also determined that the members of the Audit Committee and the Compensation Committee meet the heightened independence requirements for service on the Audit Committee and Compensation Committee set forth in the respective committees’ charters. In addition, the Board has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

16	2025 Proxy Statement

Executive Sessions
The non-management members of the Board meet regularly without management present. The Chairman presides over each meeting of the independent Board members.
Meeting Attendance
The Board met five times in 2024. During 2024, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.
Directors are expected to attend the Company’s Annual Meeting of Shareholders. Per our Corporate Governance Guidelines, any director who is unable to attend or unable to meet with shareholders in attendance must submit an explanation to the Chairman of the Board. All of the directors then in office attended the 2024 Annual Meeting of Shareholders.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Business Development Committee (the “Finance Committee”).
Each committee has a separate chair and each of the committees is, and during 2024 was, composed solely of independent directors. The charters for each of the committees describe the specific authority and responsibilities of each committee and are available on our website at https://investors.brinks.com under “Governance — Governance Documents.” The members of the Board and the committees of the Board on which they currently serve, as on the date of this Proxy Statement, are identified below:
AUDIT COMMITTEE			MEETINGS IN 2024: 7

Kathie J. Andrade • O	Ian D. Clough ☐ • O	A. Louis Parker • O	Keith R. Wyche O
The Audit Committee oversees management’s conduct of the Company’s financial reporting process and the integrity of its financial statements, including the Company’s accounting, internal controls and internal audit function. The Audit Committee also evaluates the qualifications and performance of the Company’s independent auditors, assesses the independence of the Company’s independent auditors and oversees the annual independent audit of the Company’s financial statements, significant legal matters and the Company’s ethics and compliance program.
☐ = Committee Chair • = Audit Committee Financial Expert as that term is defined by the rules promulgated by the SEC O = Financially Literate under the NYSE standards

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COMPENSATION COMMITTEE		MEETINGS IN 2024: 5

Paul G. Boynton	Susan E. Docherty ☐	Michael J. Herling	Timothy J. Tynan
The Compensation Committee is responsible for overseeing the policies and programs relating to the compensation of our CEO and other senior executives, including policies governing salaries, incentive compensation and compensation plans, as well as the Company’s human capital management policies and strategies. For a further discussion of the Compensation Committee, see “Compensation Discussion and Analysis,” beginning on page 28.
☐ = Committee Chair
CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2024: 4

Kathie J. Andrade ☐	Michael J. Herling	A. Louis Parker	Keith R. Wyche
The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board director nominees. The Corporate Governance Committee also oversees the corporate governance of the Company, including recommending to the Board the Corporate Governance Guidelines, the director education program and the annual evaluation of the Board’s performance. In addition, the Corporate Governance Committee recommends to the Board any changes in non-employee director compensation.
☐ = Committee Chair

18	2025 Proxy Statement

FINANCE COMMITTEE		MEETINGS IN 2024: 5

Paul G. Boynton ☐	Ian D. Clough	Susan E. Docherty	Timothy J. Tynan
The Finance Committee monitors the Company’s strategic direction, including its acquisition strategy, approves certain strategic transactions, reviews the capital structure of the Company and recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, and oversees and monitors the funding of the Company’s Frozen Pension Plan, and the performance of the Company’s management Retirement Plan Committee (formerly, the Oversight Committee), the named fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is responsible for the administration of the Company’s ERISA plans.
☐ = Committee Chair
Director Nominating Process
1
Succession Planning
The Corporate Governance Committee regularly engages in succession planning for the Board. In accordance with the Corporate Governance Guidelines and the Corporate Governance Committee charter, the Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or other factors and considers possible director candidates. The Corporate Governance Committee has used professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Guidelines.

2
Identification of Qualified Candidates
The Corporate Governance Committee’s charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 22. In accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election to the Board, if the shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section of this Proxy Statement entitled “Shareholder Reference Information — Shareholder Proposals and Director Nominations” on page 87. The Company did not receive any notice of a director candidate recommended by a shareholder or group of shareholders owning more than 5% of the Company’s voting common stock for at least one year as of the date of recommendation on or prior to November 18, 2024, the date that was 120 days before the anniversary date of the release of the prior year’s proxy statement to shareholders.
The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on a variety of professional experiences, including, but not limited to, those related to business, industry, areas of expertise, community or civic affairs, geographic location, the number of other directorships held (including for both for-profit and non-profit

19

organizations) and leadership capabilities, along with any other skills or experience which would be of assistance to management in operating the Company’s business.

When considering a director standing for election as a nominee, including re-election, in addition to the attributes described above, the Corporate Governance Committee considers that individual’s past contribution, if for re-election, and future commitment to the Company. The Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.

3
Selection of Candidates
After evaluating any potential director nominees, including those recommended by shareholders, the Corporate Governance Committee makes a recommendation to the full Board, and the Board determines the nominees. The evaluation process of prospective director nominees is the same for all nominees, regardless of the source from which the nominee was first identified.

4
Election of Directors
After the Board determines the nominees for election, the director nominees are each presented to shareholders for election to a one-year term to the Board. Generally, directors will be elected by a majority of the votes cast. In the event of a contested election, where the number of candidates exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.
The Company’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. The Corporate Governance Committee will then evaluate the best interests of the Company and its shareholders and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s determination, the Company will disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

We believe that our director nominating process results in an experienced, qualified and independent Board.
Resignation and Retirement
Under the Company’s Corporate Governance Guidelines, a non-employee director who retires or whose job responsibilities change materially from those in effect at the time the director was last elected to the Board must submit his or her resignation from the Board to the Corporate Governance Committee. The Corporate Governance Committee will then review the continued appropriateness of Board membership under these changed circumstances, accept or decline the resignation and report to the Board its determination.
The Company also has a mandatory retirement policy for the Board, which states that a director who is 75 or older at the expiration of his or her current term may not be nominated to a new term. There are no exceptions or waivers to this policy.

20	2025 Proxy Statement

Outside Directorships and Committee Assignments
The Corporate Governance Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board and on the Board’s committees. Our Corporate Governance Guidelines state that the Company’s CEO, or any other Company executive officer serving as a member of the Board, may not be a member of the board of directors of more than one other public company. In 2024, we updated our Corporate Governance Guidelines with respect to our overboarding requirements for non-employee directors, informed by evolving investor preferences and policies on director time commitments. Our revised Corporate Governance Guidelines currently state that directors may not serve on more than three other public company boards, other than the Brink’s Board.
In order to maintain an appropriate balance of director talent on the Board and to avoid potential conflicts and significant competing time commitments, the Company’s Corporate Governance Guidelines provide that the Company’s existing directors may not accept a seat on any additional public or privately-held company board or accept committee assignments on other boards without first notifying the Chair of the Corporate Governance Committee. The Corporate Governance Committee will then review the proposed directorship or committee assignment and has the final discretion as to whether to approve or disapprove such directorship or committee assignment.
Board Evaluations
The Board recognizes that a constructive evaluation process is an essential corporate governance tool to measure and continue to improve Board effectiveness.
The Board annually assesses the effectiveness of its performance and the performance of its committees. In accordance with its charter, the Corporate Governance Committee oversees an annual Board and committee evaluation process, which is designed to assess the effectiveness of its performance and committees. The Board also completes individual director self-assessments annually. The evaluation process also includes periodic evaluations by a third-party facilitator. The results of these evaluations help inform whether the Board is equipped to provide comprehensive and effective oversight.
The Corporate Governance Committee reports its findings and conclusions to the Board, identifying any areas for improvement, and overseeing follow up when needed, including any need for Board refreshment to ensure the Board as a whole and individual Board members are able to support and oversee the strategic objectives of the Company, as they change over time.
Policy and Process for Approval of Related Person Transactions
The Board and the Company are committed to maintaining the highest legal and ethical conduct and recognize that related person transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, the Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Board maintains a written Related Person Transactions Policy (the “RPT Policy”) for the review and approval or ratification of related person transactions with definitions and disclosure requirements that align with Item 404 of Regulation S-K promulgated under the Exchange Act.
Under the RPT Policy, subject to certain pre-approved exceptions, any transaction or relationship that involves a director, director nominee, executive officer, greater than 5% shareholder or any of their immediate family members that constitutes a “related person transaction” requires prompt full disclosure to and review by the Company’s General Counsel of all facts and circumstances concerning the transaction and relationship. Unless the transaction is (i) determined by the General Counsel to not involve a direct or indirect material interest of a related person or (ii) subject to one of the pre-approved exemptions, the Audit Committee will review the transaction and approve or disapprove it. The Audit Committee will only approve or ratify a related person transaction if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. For this purpose, a “related person transaction” is any transaction, arrangement or relationship in which (1) the Company was, is or will be a participant; (2) the aggregate amount involved will or may be expected to exceed $120,000; and (3) a related person has or will have a direct or indirect material interest.

21

During 2024, there were no related person transactions identified under the relevant standards, and there are none proposed currently.
Communications with Non-Management Members of the Board of Directors
The Company’s Corporate Governance Guidelines set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent by U.S. mail to the “Chairman of the Board” at the Company’s Richmond, Virginia address. All such correspondence is provided to the Chairman of the Board at, or prior to, the next executive session held at a regular Board meeting.
Political Contributions
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities.

22	2025 Proxy Statement

Proposal No. 1 — Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NINE NOMINEES NAMED IN THIS PROXY STATEMENT FOR ELECTION AS DIRECTORS.
In accordance with the Company’s Amended and Restated Articles of Incorporation and Bylaws, directors are nominated for election (or re-election) to one-year terms. Each of the Company’s current directors is currently serving a term that expires in May 2025.
The Corporate Governance Committee has recommended, and the Board has approved, Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche each as a nominee for election to a one-year term expiring in 2026. These nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of varied backgrounds and experiences. For more information about the composition of our nominees, see “Board Nominee Composition” on page 7.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified, all proxies will be voted in favor of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche for election as directors of the Company. The Board has no reason to believe that any of the nominees is not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.
For each director nominee, the following section includes information concerning the nominee’s age, principal occupation, employment (including other positions with the Company) and directorships during the past five years, and the year in which he or she first became a director of the Company. Also included is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director, in light of the Company’s business and structure.

23

Nominees for Election as Directors for a One-Year Term Expiring in 2026
Age: 64 ■ Audit Committee ■ Corporate Governance Committee (Chair) Director since: 2019	KATHIE J. ANDRADE
Ms. Andrade is the former Chief Executive Officer of TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank (“TIAA”), a leading provider of financial services in the academic, research, medical, cultural and governmental fields, where she served from 2016 to 2018. Ms. Andrade joined TIAA in 2008 serving as Chief Operating Officer of Individual Advisory Services. From 2011 to 2016, she served as both President of TIAA Services Broker-Deal and Head of Individual Advisory Services. Between 1986 and 2008, she held a number of senior management positions at Bank of America, including Chief Operating Officer for the alternative investments group and Chief Operating and Technology Officer for the wealth management group. Ms. Andrade currently serves on the Board of Directors of Grange Insurance, a privately owned company, where she is a member of the Strategy and Finance, Human Capital and Governance Committees. She also serves as a board member for Lincoln Investments, a privately owned company. Ms. Andrade previously served on the Board of Directors of Waddell & Reed Financial, Inc. (NYSE:WDR) from 2019 to 2021. She is an experienced leader who brings a deep understanding of the financial services industry, business strategy, risk management, corporate governance and technological innovation to the Board.
Age: 60 ■ Compensation Committee ■ Finance Committee (Chair) Director since: 2010	PAUL G. BOYNTON
Mr. Boynton is the former President and CEO of Rayonier Advanced Materials Inc. (NYSE:RYAM) (“Rayonier”), a global producer of high-value cellulose fibers, packaging materials and forest products. Mr. Boynton served as an Executive Advisor to Rayonier from June to December 2022. Prior to that, he served as President and Chief Executive Officer from 2014 to 2021, Chairman from 2014 to 2020 and Vice Chair from January to May of 2022. Mr. Boynton previously served as President and Chief Executive Officer of Rayonier Inc. from January 2012 through June 2014 and additionally served as Chairman from May 2012 through June 2014. Prior to this time, he served as President and Chief Operating Officer from 2010 to 2011; Executive Vice President, Forest Resources and Real Estate from 2009 to 2010; and Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009. He previously served as a member of the Board of Governors and its Executive Committee of the National Council for Air and Stream Improvement and a member of the Board of Directors of the National Association of Manufacturers. He also served as a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch from 2017 to 2022. Mr. Boynton currently serves on the Board of Directors of American Forests and the Board of Trustees for Jacksonville University and serves as the Managing Director of the Chang Robotics Fund. Mr. Boynton brings his executive-level international business operations experience through his work for Rayonier, as well as experience in strategic business development, risk management, regulatory compliance and sales and marketing to the Board.
Age: 58 ■ Audit Committee (Chair) ■ Finance Committee Director since: 2016	IAN D. CLOUGH
Mr. Clough is the Executive Vice President of Global Pricing & Product for DHL Express, a company that provides global contract logistics solutions. He has served in the position since April 2022. Prior to that, he served as Managing Director, Network, Logistics and Transport at DHL Supply Chain from June 2018 to April 2022. From May 2016 to June 2018, he was an independent management consultant. Mr. Clough served as Managing Director of International Europe of TNT Express N.V. (a Netherlands-based international courier delivery services company) from April 2014 to May 2016 and also served as a member of the company’s Management Board during that time. Previously, he served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL Group from 2009 to 2014. Mr. Clough has experience in general management as well as in leading business turnarounds. He also brings to the Board deep transportation and logistics industry insight and knowledge, as well as experience in leading international businesses.

24	2025 Proxy Statement

Age: 62 ■ Compensation Committee (Chair) ■ Finance Committee Director since: 2014	SUSAN E. DOCHERTY
Ms. Docherty is the former Chief Executive Officer and director of ElectraMeccanica Vehicles Corporation (“ElectraMeccanica”), a company that designs and manufactures micromobility electric vehicles, serving at ElectraMecannica from December 2022 until its acquisition by XOS, Inc. (Nasdaq:XOS) in April 2024. Prior to that, she served as the Chief Executive Officer of Canyon Ranch, a company that promotes healthy living and holistic wellness retreats, with destination resorts and real estate throughout the United States, from May 2015 to August 2019. Ms. Docherty has more than three decades of experience in the automotive industry. She served as GM Vice President with operating responsibility as President and Managing Director for Chevrolet and Cadillac Europe, General Motors Company, an automobile manufacturing company, from December 2011 through September 2013. Ms. Docherty served as Vice President of International Operations Sales, Marketing and Aftersales from 2010 to 2011; and Vice President U.S. Sales, Service and Marketing from 2009 to 2010; Vice President, U.S. Sales in 2009; and General Manager and Vice President, Buick-Pontiac-GMC from 2008 to 2009. Ms. Docherty currently serves on the Board of Directors of J&J Ventures Gaming LLC, a private entertainment and amusement company, a position that she has held since September 2021. Ms. Docherty previously served on the Board of Mister Car Wash, Inc. (NYSE:MCW) from June 2021 to January 2023. Ms. Docherty has executive-level experience in international business operations and significant experience in human capital management, consumer sales, marketing and merger/acquisitions.
Age: 52 Director since: 2022	MARK EUBANKS
Mr. Eubanks has served as President and CEO and a director of the Company since May 2022. Prior to that, he served as the Company’s Executive Vice President and Chief Operating Officer (“COO”) from September 2021 to May 2022. Before joining the Company, Mr. Eubanks served as President, Europe, Middle East and Africa for Otis Worldwide Corporation (NYSE:OTIS) from April 2019 to September 2020. Prior to that, he served as Group President, Electrical Products, for Eaton Corporation plc, a global power management company, from 2015 to 2019. Mr. Eubanks currently serves as an Advisory Board Member for the University of Florida College of Electrical and Computer Engineering. Mr. Eubanks brings his significant operational experience at large, complex international businesses to the Board, together with his financial and strategic experience.
Chairman of the Board Age: 67 ■ Compensation Committee ■ Corporate Governance Committee Director since: 2009	MICHAEL J. HERLING
Mr. Herling is the independent Chairman of the Board. Mr. Herling served as the Company’s independent Lead Director from May 2022 to May 2023, during which time the Board had an Executive Chairman. Prior to his tenure as Lead Director, Mr. Herling served as the Chairman of the Board from 2016 to 2022. Mr. Herling is a founding partner of Finn Dixon & Herling LLP (a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel). He has held that position since 1987. He currently serves as the Chairman Emeritus of the Board of Trustees of Colgate University. The Board benefits from Mr. Herling’s entrepreneurial experience as a founding partner of Finn Dixon & Herling and his extensive legal experience representing corporate and institutional clients and their boards of directors with a focus on strategic initiatives and complex transactions such as mergers and acquisitions and financings. Through his varied Board experience, Mr. Herling brings his experience and knowledge in corporate governance and compliance, risk oversight, audit, management and executive compensation matters to the Board.

25

Age: 70 ■ Audit Committee ■ Corporate Governance Committee Director since: 2021	A. LOUIS PARKER
Mr. Parker is a retired Corporate Vice President of General Electric Company (NYSE:GE) and GE Capital, the financial services division of General Electric Company. He is also an Emeritus Board Member of Visible Men Academy, an innovative public, tuition-free K-5 charter school for at-risk boys in Bradenton, Florida, which he co-founded in 2012. He served as CEO of Visible Men Academy until January 2023. Before that, Mr. Parker served as the Executive Vice President and Chief Financial Officer of Visible Men Academy from 2012 to April 2021. From 1996 to 2009, Mr. Parker held the Chief Executive Officer role in multiple business lines within GE Capital, during which time he was named a General Electric Vice President, a Top 30 Executive and a member of the Corporate Executive Council. He is an alumnus and has served on the Board of Directors of A Better Chance, whose mission is to increase the number of young people prepared to assume leadership positions in our society. Mr. Parker is also a member and previously served on the board of The Executive Leadership Council, a membership organization for the development of global leaders. Throughout his executive career, including work at IBM, Morgan Stanley, ADP and GE, he served in various industries, including insurance, financial services, homeland security and manufacturing. Mr. Parker brings valuable international business operations experience to the Board and a deep understanding of Lean/Six Sigma, acquisition integrations, technology, business restructurings, risk management, finance and equity and inclusion.
Age: 65 ■ Compensation Committee ■ Finance Committee Director since: 2021	TIMOTHY J. TYNAN
Mr. Tynan is the CEO of Chargeback Gurus, a provider of risk mitigation chargeback prevention and recovery services for e-commerce payments, a position that he has held since October 2022. He is the former CEO of Banc of America Merchant Services LLC (BAMS), one of the largest payments processing organizations in the U.S., a joint venture with Bank of America and Fiserv. He served in that role from May 2014 until February 2021. Prior to that role, Mr. Tynan held senior leadership positions at Citigroup from 2001 through 2014 including COO of global transaction banking, global head of shared business services, and in Tokyo, Japan, where he served as the managing director and regional head of the treasury, trade, and securities services divisions from 2012 to 2014. He was also an executive officer and member of the management committee of Citibank Japan Ltd. Mr. Tynan began his career with the IBM Corporation and held various executive leadership roles in sales & marketing, product development, service, and client relationship management. Mr. Tynan currently serves on the Boards of Directors of Chargeback Gurus and Engage Fi (provider of consulting services to credit unions and community banks), which are both privately owned companies of Falfurrias Capital Partners, where Mr. Tynan is senior advisor. Mr. Tynan brings to the Board valuable banking, fintech and digital payments experience. He also provides experience in merchant payments processing, business integration and technology, financial reporting, HR operations, procurement and regulatory compliance.
Age: 65 ■ Audit Committee Corporate ■ Governance Committee Director since: 2022	KEITH R. WYCHE
Mr. Wyche is the retired Vice President, Community Engagement and Support at Walmart, Inc. (NYSE:WMT). He served in that role from 2020 to 2024. Prior to this role, Mr. Wyche served as Vice President, Operations at Walmart from 2017 until 2020. Prior to Walmart, Mr. Wyche served as president at two of SuperValu’s grocery chains, Cub Foods and Acme Markets from 2009 to 2013, and before that he held leadership roles in operations at Pitney Bowes from 2003 to 2009 and Convergys (now a part of Concentrix) from 2000 to 2003. Since 2024, Mr. Wyche has served on the board of directors of the non-profit OIC of America. From 2011 to 2013, he served on the board of directors of WMS Industries (NYSE:WMS), now a wholly owned subsidiary of Scientific Games Corporation (NASDAQ:SGMS). Mr. Wyche is an experienced leader who brings a deep understanding of the retail industry, talent management and inclusion to the Board.

26	2025 Proxy Statement

Proposal No. 2 — Advisory Resolution to Approve Named Executive Officer Compensation
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.
The Company is seeking shareholder approval of an advisory resolution to approve the compensation of the NEOs as disclosed in this Proxy Statement.
The Board unanimously recommends a vote “FOR” approval of an advisory resolution on NEO compensation as disclosed in this Proxy Statement. The 2024 compensation awarded to the NEOs is consistent with our pay for performance compensation philosophy described in detail in the “Compensation Discussion and Analysis” beginning on page 28 of this Proxy Statement, as well as the Company’s results for the year. We maintain a compensation philosophy to pay for performance and align pay with shareholder value creation. The Board continues to believe that our compensation program is driving the right behaviors for our executives, which, in turn, benefits our shareholders.
The Company holds this non-binding advisory vote annually, and we anticipate that the next non-binding advisory vote will occur at the 2026 Annual Meeting of Shareholders.
Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other related tables and the accompanying narrative on pages 28 through 65.”

27

Compensation Discussion and
Analysis

Executive Summary	29
Our Named Executive Officers	29
2024 in Review	30
Pay Aligned with Performance: 2024 Annual and Long-Term Incentive Payouts	30
Executive Compensation Program Changes in 2024	31
2024 “Say on Pay” Results and Shareholder Engagement	32
Compensation Philosophy and Governance Practices	32
Pay for Performance Compensation Philosophy	32
Compensation Governance Practices	33
Executive Compensation Program Components for 2024	34
Primary Components	34
Secondary Components	35
Process for Setting Executive Compensation	35
Compensation Committee Review Process	35
Role of the Chief Executive Officer	35
Role of the Compensation Consultant	36
Compensation Consultant Independence	36
Factors Considered in Making Compensation Decisions	36
Performance	36
Market Competitiveness	36
Balanced Compensation Mix	38
2024 Compensation Decisions by Component	38
Base Salary	38
Annual Cash Incentive Awards — Brink’s Incentive Plan	39
Long-Term Incentive Compensation	42

28	2025 Proxy Statement

Executive Summary
This Compensation Discussion and Analysis and the executive compensation tables that follow describe the compensation of the Company’s NEOs:
Our Named Executive Officers

Mark Eubanks President and Chief Executive Officer	Kurt B. McMaken Executive Vice President and Chief Financial Officer

Daniel J. Castillo Executive Vice President and President, North America	Elizabeth A. Galloway Executive Vice President and Chief Human Resources Officer	James K. Parks Executive Vice President and President, Europe, Middle East, Africa and Asia

29

2024 in Review
During 2024, the Company saw meaningful progress executing its strategy, including accelerating organic growth in AMS and DRS, driving efficiency through the Brink’s Business System and returning excess capital to shareholders with its disciplined capital allocation strategy. In 2024, we delivered $5.0 billion of revenue (which included $1.2 billion in AMS/DRS revenue), $162.9 million of GAAP net income attributable to Brink’s shareholders, $911.9 million of adjusted EBITDA, $453.0 million of GAAP operating profit (9.0% margin), $629.4 million of non-GAAP operating profit (12.6% margin), $426.0 million of GAAP net cash from operations and $399.9 million of free cash flow before dividends.* GAAP EPS was $3.61 per share and non-GAAP EPS was $7.17 per share.* Revenue growth included 23% organic growth in AMS and DRS, which are key strategic focus areas for the Company. These financial metrics are monitored by management and the Board and reported to shareholders, and certain of these metrics are used in determining compensation for the NEOs.
Key 2024 Financial Performance Metrics
*
These non-GAAP financial measures, certain of which served as metrics in our short- and long-term incentive program in 2024, are not presented in accordance with GAAP. See pages 34 to 40 of the 2024 10-K for a reconciliation of non-GAAP operating profit, non-GAAP operating profit margin, non-GAAP EPS, adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures.

Pay Aligned with Performance: 2024 Annual and Long-Term Incentive Payouts
At the core of our executive compensation program is the link between compensation and Company and individual performance over both the short- and long-term. We do this through incentive compensation that aligns the interests of executives and shareholders by setting rigorous goals tied to performance metrics that are intended to drive our business forward.
Annual incentive program payout determinations under the BIP for 2024 for the NEOs reflect the Company’s performance against the specific, pre-established financial goals of 2024 non-GAAP operating profit (50%), revenue (10%), AMS/DRS

30	2025 Proxy Statement

revenue (15%) and free cash flow (25%). The NEOs received 2024 BIP payouts ranging from approximately 76% to 106% of their respective targets.
The annual incentive payouts reflect:
■
actual non-GAAP operating profit of $629.4 million, adjusted to $648 million (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was below the target goal of $700 million*;

■
actual revenue of $5.0 billion, adjusted to $5.136 billion (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was below the target goal of $5.15 billion;

■
actual AMS/DRS revenue of $1.2 billion, adjusted to $1.235 billion (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of $1.2 billion;

■
actual free cash flow of $399.9 million, adjusted to $451 million (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of free cash flow performance of $420 million*;

■
performance of the operating companies within a NEO’s area of responsibility (where applicable); and

■
individual performance factors, Company values and success factors based on leadership behaviors.

In February 2025, the Compensation Committee certified the level of payouts for the 2022-2024 IM PSU awards, for the performance period from 2022 to 2024, which reflected Company performance of $3.045 billion in adjusted EBITDA* during that period, which was above the maximum performance goal, and resulted in a payment to each applicable NEO of 200% of target.
In February 2025, the Compensation Committee certified the level of payouts for the 2022-2024 Relative TSR PSU awards, for the performance period from 2022 to 2024, which reflected performance at the 62nd percentile of the comparator group established by the Compensation Committee, which was above the target performance goal, and resulted in a payment to each applicable NEO of 124% of target.
See pages 42 to 46 for a description of LTI payouts.
Executive Compensation Program Changes in 2024
In 2024, the Compensation Committee approved an LTI mix for 2024 of 75% IM PSUs with RTSR Modifier and 25% time-vested RSUs for all NEOs. The RTSR Modifier continues to be subject to a cap of 100% (reduced from 125%) if absolute TSR during the performance period is negative. In 2024, the Compensation Committee introduced an additional annual incentive program metric under the BIP and changed the weighting of BIP metrics from 50% non-GAAP operating profit, 25% revenue and 25% free cash flow to 50% non-GAAP operating profit, 10% revenue, 15% AMS/DRS revenue and 25% free cash flow for all NEOs. The addition of an AMS/DRS revenue goal for 2024 was intended to further align management incentives with key strategic focus areas for the Company.

*
Non-GAAP financial measures, which served as metrics in our short- and long-term incentive program in 2024, are not presented in accordance with GAAP. See pages 34 to 40 of the 2024 10-K for a reconciliation of non-GAAP operating profit, adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures.

31

2024 “Say on Pay” Results and Shareholder Engagement

At the 2024 Annual Meeting of Shareholders, over 97% of votes cast approved the “Say on Pay” proposal regarding the compensation awarded to NEOs. The Compensation Committee and the Board take into account the results of the “Say on Pay” vote as they consider the design of the executive compensation program and policies. There were no changes made to the Company’s executive compensation program in direct response to the 2024 “Say on Pay” voting results.
The Board and management believe that shareholder engagement is a vital component of our governance practices. We regularly engage with our shareholders in furtherance of our commitment to an appropriate executive compensation program design and strong governance practices. Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss a variety of matters, including Company performance and strategy, corporate governance, executive compensation policies and practices and sustainability, and have been responsive to the feedback provided by our shareholders. We look forward to ongoing dialogue and collaboration with our shareholders.

Compensation Philosophy and Governance Practices
Pay for Performance Compensation Philosophy
The Company maintains a Pay for Performance Compensation Philosophy and an executive compensation program that is designed to:

32	2025 Proxy Statement

Compensation Governance Practices
WHAT WE DO	WHAT WE DON’T DO
■
Pay for performance — the majority of the compensation for our NEOs is in the form of variable, at-risk pay linked to the long-term financial and strategic goals of the Company

■
Shareholder alignment — our compensation program is designed to be aligned with the Company’s long-term interests and those of our shareholders with performance-based LTI subject to rigorous performance targets, including relative TSR

■
Balanced pay mix — compensation consists of fixed and variable pay, short-term and long-term pay, and includes both cash and equity

■
Pay caps — incentives have pre-established threshold, target and maximum levels, and the RTSR Modifier is capped at 100% if absolute TSR during the performance period is negative

■
Robust stock ownership guidelines — the CEO must hold Company stock equal to six times base salary, other executive officers must hold Company stock equal to three times base salary and non-executive officers who are members of the Company’s executive leadership team (“ELT”) must hold Company stock equal to one times base salary

■
Clawback policies — performance-based cash and equity incentives are subject to clawback in the event of an accounting restatement of our financial statements

■
Restrictive covenants — LTI awards to NEOs are subject to non-competition and non-solicitation provisions

■
Balanced change in control benefits — both equity awards and our Change in Control Plan require a termination of employment following a change in control for automatic accelerated vesting and payment of benefits

■
Independent compensation consultant — the Compensation Committee retains an independent consulting firm that provides no other services to the Company

■
Annual market review of executive compensation

■
Annual risk assessment of incentive compensation program

■
Annual review of overhang levels and burn rates

■
No tax gross-ups (except for certain relocation expenses pursuant to our executive relocation policy)

■
No excessive perquisites — perquisites generally limited to relocation, certain executive and spouse travel, executive health and financial planning benefits, as well expatriate benefits for those executives on international assignments

■
No hedging or pledging of Company securities by directors and executive officers

■
No repricing or exchanging of underwater stock options

33

Executive Compensation Program Components for 2024
Primary Components
NEO compensation awarded in 2024 consisted of the following primary components:
		Compensation Element	How Payout Is Determined	Performance Measures	Purpose
SHORT-TERM	PAID IN CASH	Salary (fixed)	■ Compensation Committee judgment, informed by evaluation of market data	N/A	■ Provides compensation at a level consistent with competitive practices ■ Reflects role, responsibilities, skills, experience and performance
Annual Incentive (variable)
■
Compensation Committee review of performance against pre-established financial goals and individual performance, with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set

■
2024 Non-GAAP Operating Profit (50% weighting)

■
2024 Revenue (10% weighting)

■
2024 AMS/DRS Revenue (15% weighting)

■
2024 Free Cash Flow (25% weighting)

■
Modifier for Individual Performance

■
Region Operating Performance, as applicable

■ Motivates and rewards executives for achievement of annual corporate, business unit and individual performance goals ■ Aligns management and shareholder interests by linking pay and performance
LONG-TERM	PAID IN STOCK	LTI: PSUs (variable)	■ Formulaic, with Compensation Committee review of performance against pre-established goals measured over a performance period	■ 3-year Adjusted EBITDA with a relative TSR Modifier ■ Stock price performance
■
Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period on absolute and relative bases

		LTI: RSUs (variable)	■ RSUs vest in generally three, equal annual installments and the value of units depends on stock price at time of vesting	■ Stock price performance
■
Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period

34	2025 Proxy Statement

Secondary Components
NEOs may also receive compensation in the form of one or more of the following components:
Compensation Element	Components of Compensation	Purpose
Benefits
■
Deferred compensation program participation

■
Company matching contributions on amounts deferred (up to 10% of salary and 10% of any annual incentive payout), the value of which is tied directly to the Company’s stock price

■
Executive salary continuation, long-term disability plan, and business accident insurance participation

■
Welfare plans and other arrangements that are available on a broad basis to employees

■
Provides for current and future needs of the executives and their families

■
Aligns management and shareholder interests by encouraging management ownership of Company stock through participation in the deferred compensation program

■
Enhances recruitment and retention

Perquisites
■
Executive physical examinations

■
Reimbursement of relocation expenses (including certain related tax gross-ups), as well as expenses related to expatriate assignments

■
Reimbursement of certain financial planning expenses

■
Certain executive and spouse travel, with related expenses

■ Provides for health and safety of executives ■ Enhances recruitment and retention
Severance Pay Plan	■ Contingent amounts payable only if employment is terminated without cause, other than by reason of incapacity, or is terminated by the executive with good reason (as defined in the plan)	■ Reflects current market practice and enhances retention
Change in Control Plan	■ Contingent amounts payable only if employment is terminated following a change in control	■ Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure
Process for Setting Executive Compensation
Compensation Committee Review Process
The Compensation Committee has responsibility for overseeing the executive compensation programs in which the NEOs participate, including annually reviewing and approving the incentive program design and applicable performance goals.
The Compensation Committee sets each component of target compensation for the Company’s NEOs. At least annually, the Compensation Committee undertakes a comprehensive review of competitive market data and information regarding target compensation levels provided to the Company’s CEO and other senior executives, including base salary, target annual incentive and LTI awards.
The Compensation Committee reviews the CEO’s evaluation of the performance of the other NEOs, as well as his recommendations related to their compensation, when considering NEO target compensation and payout determinations.
With respect to the CEO, the Compensation Committee reviews performance relative to annual objectives and competitive market data in order to make base salary and target annual incentive and LTI determinations and to make recommendations to the Board regarding annual incentive payments. The Compensation Committee is supported in its work by the Company’s Human Resources Department and an independent executive compensation consultant as described in the following paragraphs.
Role of the Chief Executive Officer
The CEO annually reviews each NEO’s target compensation (other than his own) and recommends changes to each pay element, as appropriate, based on market data, performance and potential contribution to the organization. The CEO makes

35

recommendations regarding payouts for annual incentives in accordance with Company and individual performance and, operating company performance, as applicable. The Compensation Committee considers the CEO’s recommendations in making its own determinations regarding compensation awarded to the NEOs.
Role of the Compensation Consultant
The Compensation Committee receives data, analysis and support from Frederic W. Cook & Co., Inc. (“FW Cook”), which serves as the Compensation Committee’s and the Corporate Governance Committee’s independent compensation consultant.
In 2024, FW Cook provided the following services to the Compensation Committee:
■
Reviewed the materials prepared for the Compensation Committee by management relative to the 2024 compensation program design for the NEOs;

■
Prepared materials for the Compensation Committee related to the determination of CEO target compensation for 2024;

■
Presented market data and analysis for the Compensation Committee to consider when setting target compensation for NEOs;

■
Reviewed and advised the Compensation Committee on the peer group used for benchmarking executive compensation levels;

■
Presented a market analysis related to the Company’s annual burn rate, overhang and aggregate LTI grant value;

■
Presented a report on executive compensation trends and regulatory developments;

■
Conducted a review of the Company’s regular and change in control benefits;

■
Assisted with the 2024 proxy statement proposal for the Company’s 2024 Equity Incentive Plan; and

■
Reviewed the Company’s Proxy Statement disclosure, including the Compensation Discussion and Analysis and executive compensation tables, and reviewed and advised on proxy advisory firm reports.

Compensation Consultant Independence
In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. In addition, after review of information provided by each of the members of the Compensation Committee as well as information provided by FW Cook and members of the FW Cook team, the Compensation Committee determined that there are no conflicts of interest raised by the firm’s work with the Compensation Committee.
Factors Considered in Making Compensation Decisions
In determining target compensation for the NEOs in 2024, the Compensation Committee considered the following key factors:
Performance
Our executive compensation program provides the NEOs with opportunities to receive actual compensation that is greater or less than targeted compensation, depending upon the Company’s financial and stock price performance as well as their individual performance. In terms of individual performance, factors such as demonstrated performance and role proficiency (among others) may result in actual compensation being greater or less than targeted compensation.
Market Competitiveness
The Compensation Committee generally aims to set NEO target compensation levels within a reasonable range of the market median. However, while market median is one data point, individual positioning may deviate above or below the median range based on individual circumstances such as the appropriate competitive posture relative to the market data, the strength of the match between the market data and the NEO’s actual role and responsibilities, the criticality of the role to

36	2025 Proxy Statement

the Company, the difficulty and cost of replacement, tenure in the current role, skill set relative to the external marketplace, “hire-away” risk, the retention value of outstanding equity, individual performance, the need to attract externally-recruited executives and long-term potential to create value for shareholders. The Compensation Committee uses two types of market data — survey data and data from a peer group of companies (the “Proxy Peer Group”) for benchmarking executive compensation levels. Survey data is the primary reference point for all NEOs and the Proxy Peer Group data is used as an additional reference point for the CEO and CFO only.
The Proxy Peer Group is designed to include companies of comparable size, with similar business characteristics (including revenue, market capitalization and business model) and with which Brink’s competes for executive talent and investor capital. In consultation with FW Cook, the Compensation Committee annually reviews the Proxy Peer Group.
The Proxy Peer Group that was used to set 2024 compensation (the “2024 Proxy Peer Group”) included the 16 companies shown below, which reflects the same group used in the prior year, except that Cintas Corporation, whose market capitalization was deemed too large for continued inclusion, was replaced by FLEETCOR Technologies, Inc. (now known as Corpay, Inc.). At the time the 2024 Proxy Peer Group was approved in September 2023, the Company’s revenue approximated the 50th percentile and the Company’s market capitalization approximated the 25th percentile of the 2024 Proxy Peer Group. For the Proxy Peer Group that was used to inform target pay decisions for 2025, the Company (1) removed Atlas Air Worldwide Holdings Inc., which was acquired in 2023, (2) added NCR Atleos Corporation, the spun-off ATM business of NCR Corporation, in place of NCR Corporation, and (3) added ABM Industries Incorporated and SS&C Technologies Holdings, Inc.
2024 Proxy Peer Group
ADT Inc.	Iron Mountain Incorporated	TFI International Inc.
Atlas Air Worldwide Holdings Inc.	Landstar System, Inc.	The GEO Group
Celestica Inc.	NCR Corporation	The Western Union Company
Corpay, Inc.(previously known as FLEETCOR Technologies, Inc.)	Pitney Bowes Inc.	United Rentals, Inc.
Euronet Worldwide, Inc.	Ryder System, Inc.	WEX Inc.
Stericycle, Inc.
Aggregate positioning for the 2024 target cash compensation levels (base salary and target annual incentive) approved by the Compensation Committee for the NEOs were within the median range of the December 2023 market data. Target TDC (base salary plus target annual incentive and target long-term incentive) levels approved by the Compensation Committee for the NEOs were also within the median range. As described above, while the Compensation Committee considers the market median as one data point, individual positioning may be above or below the median depending on certain factors.

37

Balanced Compensation Mix
The Compensation Committee considers the competitive market, compensation mix and pay for performance philosophy when setting various components of compensation. For 2024, the Compensation Committee determined that current and short-term compensation (base salary and annual incentives) should be delivered in cash, consistent with market practice. For 2024, the Compensation Committee determined LTI should be composed of stock-based awards that reward the achievement of Company results and increases in Company value over the long-term, and align our NEOs’ interests with the economic interests of shareholders.
In 2024, performance-based compensation (which includes annual incentive targets and IM PSUs with RTSR Modifier), represented approximately 70% of total target compensation for Mr. Eubanks and approximately 60% of total target compensation (on average) for the other NEOs, as illustrated in the following chart. Percentages in the following chart may not add to 100% due to rounding.

2024 Compensation Decisions by Component
Base Salary
The Compensation Committee’s decisions on base salary levels for the NEOs are primarily influenced by its review of competitive market information for comparable positions. For the NEOs other than the CEO, the Compensation Committee also considers the CEO’s recommended salary adjustments.
As shown in the table below, in February 2024, the Compensation Committee approved merit increases for the NEOs based on performance and market data. These merit increases were determined by the Committee to be in line with market data (within a reasonable range of the median).
Named Executive Officer	Annual Salary at December 31, 2023	Annual Salary at December 31, 2024	% Change
Mr. Eubanks	$950,000	$1,000,000	5.3%
Mr. McMaken	625,000	653,000	4.5%
Mr. Castillo	650,000	676,000	4.0%
Ms. Galloway	465,000	484,000	4.1%
Mr. Parks	500,000	520,000	4.0%

38	2025 Proxy Statement

Annual Cash Incentive Awards — Brink’s Incentive Plan
The Company’s annual cash incentives for the NEOs are made under the BIP, which provides incentive compensation that is variable, contingent and directly linked to Company and country or business unit performance, as applicable, and individual performance.
The Compensation Committee sets annual incentive performance metrics and goals under the BIP in February of the performance year. In doing so, the Compensation Committee selects one or more metrics that it believes are aligned with the Company’s financial and strategic goals for the year and selects a target level of performance for each metric that the Compensation Committee believes represents a rigorous goal. The Compensation Committee generally considers and approves actual annual incentive payments for the prior fiscal year in February, based on the Company’s performance against the pre-established BIP performance goals, each executive’s individual performance and for certain NEOs, the performance of the operating companies within their scope of responsibility, which is referred to as Region Operating Performance. The Compensation Committee approves annual incentive payments to all NEOs, with the exception of the CEO. The Board approves any annual incentive payments to the CEO upon the recommendation of the Compensation Committee. In determining annual incentive payouts, the Compensation Committee and the Board consider Company financial results, the performance of the NEOs and the recommendations of the CEO (with respect to the other NEOs).
2024 Annual Incentive Goal Setting. In February 2024, the Compensation Committee determined to use non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow as the annual incentive program metrics for the BIP. The addition of an AMS/DRS revenue goal for 2024 was intended to further align management incentives with key strategic focus areas for the Company.
The Compensation Committee determined that the performance metrics were well aligned to the Company’s 2024 priorities, including optimizing profitability, and approved the 2024 BIP goals and relevant weightings, which are shown in the graphic below:
Each year, in connection with the approval of the annual incentive performance goals at the beginning of the year, the Compensation Committee also approves specific adjustments that will be made to performance results at the end of the

39

year. For example, in February 2024, the Compensation Committee determined that, when considering performance against the 2024 non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow goals, results would adjust for mergers and acquisitions transactions and gains or losses on the disposal of or entry into a business, exclude the positive or negative impact of foreign exchange fluctuation, expenses levied by government intervention, certain expenses related to non-cash long-term incentive compensation, certain expenses related to repatriation of cash from Argentina, the cumulative effects of changes in accounting principles, and the impact of unusual or infrequently occurring events, initiatives or transactions, and include synergies achieved during the year for acquisitions with a trailing 12-month adjusted EBITDA of at least $15 million.
The Compensation Committee applies straight-line interpolation for determining award payouts when performance results fall between the goals. For a given metric, there is no payout on that metric for performance below the threshold level.
2024 Annual Incentive Target Award Opportunities. The annual incentive target is expressed as a percentage of annual base salary and is designed to be indicative of the incentive payment that each NEO would expect to receive on the basis of strong performance by the Company against the performance goals for the BIP. The payout may range from 0% to 200% of a NEO’s annual incentive target and may not exceed 200%. In February 2024, the Compensation Committee established 2024 annual incentive targets for each of the NEOs, other than Mr. Eubanks, and the Board approved the annual incentive target for Mr. Eubanks. The Compensation Committee (and the Board, for Mr. Eubanks) approved increases in the target BIP (represented as a percent of salary) for Messrs. Eubanks and McMaken. These increases were determined, in each case, to be in line with market data (within a reasonable range of the median).
Named Executive Officer	2023 Annual Incentive Target	Target as a % of 2023 Salary	2024 Annual Incentive Target	Target as a % of 2024 Salary
Mr. Eubanks	$1,140,000	120%	$1,300,000	130%
Mr. McMaken	531,250	85%	587,700	90%
Mr. Castillo	520,000	80%	540,800	80%
Ms. Galloway	348,750	75%	363,000	75%
Mr. Parks	375,000	75%	390,000	75%
2024 Annual Incentive Payouts. In February 2025, the Compensation Committee (and the independent members of the Board for Mr. Eubanks) approved 2024 annual incentive payouts for the NEOs based upon the Company’s 2024 non-GAAP operating profit, revenue, AMS/DRS revenue and free cash flow performance against the targets established as part of the 2024 BIP (“Company Performance”), as well as each executive’s individual performance (“Individual Performance”). Individual Performance includes performance against individual goals (weighted 70%) and demonstration of Company values and certain success factors based on leadership behaviors (weighted 30%).
For Messrs. Castillo and Parks, the Compensation Committee also considered their respective Region Operating Performance. For Mr. Castillo, this included our North America and Mexico regions and, for Mr. Parks, our Europe, Middle East, Africa and Asia regions.
Annual Incentive Payout Calculation for Messrs. Eubanks and McMaken and Ms. Galloway
Annual Incentive Payout Calculation for Messrs. Castillo and Parks

40	2025 Proxy Statement

The Company Performance Factor was determined by the Compensation Committee to be 100.5%, which reflects:
■
actual non-GAAP operating profit of $629.4 million, adjusted to $648 million (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set as discussed on page 40 above), which was below the target goal of $700 million*;

■
actual revenue of $5.0 billion, adjusted to $5.136 billion (in light of the same adjustments discussed above), which was below the target goal of $5.15 billion;

■
actual AMS/DRS revenue of $1.2 billion, adjusted to $1.235 billion (in light of the same adjustments discussed above), which was above the target goal of $1.2 billion; and

■
actual free cash flow of $399.9 million, adjusted to $451 million (in light of the same adjustments discussed above), which was above the target goal of $420 million.*

In addition to Company Performance that resulted in a Company Performance Factor of 100.5% and Region Operating Performance, as applicable, the Compensation Committee also considered Mr. Eubanks’ recommendations regarding Individual Performance of each NEO, other than Mr. Eubanks, as summarized in the following paragraphs. The individual performance factors for the NEOs ranged from 100% to 105% (with an individual performance factor of 105% for each of Mr. Eubanks and Ms. Galloway and 100% for Messrs. McMaken, Castillo and Parks).
For Mr. McMaken, the Compensation Committee considered his leadership of the finance and technology organizations and his continued execution of the Company’s capital allocation strategy. His efforts contributed to sustained growth, including strong free cash flow generation. Additionally, his focus on cybersecurity — through talent, systems, and processes — helped strengthen the Company’s resilience.
For Mr. Castillo, the Compensation Committee considered his leadership in driving the North America transformation. His efforts contributed to meaningful improvements in business results over the past 24 months, including strong productivity gains and enhanced structural profitability. He also provided key support to the Latin America region during the transition of the President role. Additionally, his continued focus on safety has led to significant improvements in protecting our frontline workforce.
For Ms. Galloway, the Compensation Committee recognized her visionary leadership in driving our transformation into a truly global organization. Her strategic initiatives, most notably the launch of the new Purpose and Values and the enhancement of human resources capabilities, have unified our culture and strengthened our global talent foundation. Her guidance and support through key leadership transitions in 2024 has further positioned the Company to meet evolving needs.
For Mr. Parks, the Compensation Committee recognized his strategic role in supporting our global transformation. His commitment to customer excellence advanced DRS and AMS across Europe, Middle East, Africa and Asia, while his input in developing our global operating model ensured alignment with our transformational goals. His focus on talent development further positioned the Company to excel in a dynamic global marketplace.
Mr. Eubanks’ annual incentive award was approved by the Board rather than the Compensation Committee. The Board recognized Mr. Eubanks’ visionary leadership in driving the Company’s growth, with a focus on accelerating DRS and AMS growth and delivering strong free cash flow performance. His strategic guidance in driving customer excellence and integrating key talent has underpinned transformative initiatives across the Company. Despite economic headwinds, including challenging foreign exchange conditions, his leadership has sustained robust performance across the business and positioned the Company for continued future success.

*
Non-GAAP financial measures, which served as metrics in our short- and long-term incentive programs in 2024, are not presented in accordance with GAAP. See pages 34 to 40 of the 2024 10-K for a reconciliation of non-GAAP operating profit and free cash flow before dividends to the most directly comparable GAAP financial measures.

41

The following table sets forth the actual annual incentive payments for 2024 under the BIP. Annual incentive payments are also shown in the Summary Compensation Table on page 50:
Name	2024 Annual Incentive Target	2024 Actual Annual Incentive Payment	2024 Actual Annual Incentive Payment % of Target
Mr. Eubanks	$1,300,000	$1,371,825	105.5%
Mr. McMaken	587,700	590,639	100.5%
Mr. Castillo	540,800	446,430	82.5%
Ms. Galloway	363,000	383,056	105.5%
Mr. Parks	390,000	294,255	75.5%
Long-Term Incentive Compensation
We provide LTI compensation to ensure that a significant portion of NEO compensation is tied to our long-term results and shareholder value. Similar to 2023, for 2024, the Compensation Committee approved an LTI mix for all NEOs to include IM PSUs with RTSR Modifier (75% of the award value) and time-vested RSUs (25% of the award value). No options were granted in 2024. No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2024 to NEOs.
2024 IM PSUs with RTSR Modifier. Our NEOs will receive payouts from IM PSUs with RTSR Modifier only to the extent we achieve performance goals determined by the Compensation Committee at the beginning of the performance period. After the conclusion of the performance period, IM PSU with RTSR Modifier payouts will be in shares of Common Stock and range from 0% to 200% of the target award, subject to the RTSR Modifier ranging from 75% to 125% of the earned amount (resulting in a potential maximum of 250% of the target award). The RTSR Modifier is subject to a cap of 100% if absolute TSR during the performance period is negative.
For the 2024 IM PSUs with RTSR Modifier, the Compensation Committee continued to utilize a three-year performance period, beginning on January 1 of the first year of the performance period and ending on December 31 on the third year of the performance period, with vesting of the awards scheduled to occur on the date in early 2027 on which the Compensation Committee shall determine and certify the achievement of the performance goals, subject to continued service.
The Compensation Committee established three-year adjusted EBITDA as the performance metric based on a continued belief that this metric incentivizes leaders to execute our organic and acquisition growth strategy, aligns to one of the most common performance metrics used for LTI plans in the 2024 Proxy Peer Group, and ensures there is variation from the metrics used in our annual incentive plan.
The Compensation Committee established threshold, target and maximum levels of three-year adjusted EBITDA for the IM PSUs with RTSR Modifier, which correspond to payouts in shares of Common Stock at a rate of 50%, 100% and 200% of target as noted in the following table:
3-Year Cumulative Adjusted EBITDA Performance Levels	Performance Stock Units Earned as a Percent of Target
Below Threshold Performance	0%
Threshold Performance	50%
Target Performance	100%
Maximum Performance	200%
At the time the Compensation Committee established the target levels of performance for the IM PSUs with RTSR Modifier, it believed that achievement of the threshold performance level was attainable, but not certain, that target performance would be difficult to achieve, and that the maximum level of performance was possible, but not likely to be achieved.

42	2025 Proxy Statement

The earned amount of the IM PSUs with RTSR Modifier, as determined according to cumulative adjusted EBITDA performance for the performance period, is subject to the RTSR Modifier, the amount of which will be determined based on the Company’s relative TSR during the performance period, as noted in the following table, with linear interpolation between performance levels (subject to a cap of 100% if absolute TSR during the performance period is negative).
Relative TSR Percentile Rank Among TSR Comparator Group	Modifier
≥ 75%	125% of calculated amount determined by cumulative adjusted EBITDA performance
≤25%	75% of calculated amount determined by cumulative adjusted EBITDA performance
The Company’s relative TSR for the performance period will be determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee, which was comprised of companies from the benchmarking peer group and the peers of those benchmarking peers, in each case where 25% or more of revenues are from outside the U.S., consisting of the following 21 companies*:
ACI Worldwide, Inc.	GATX Corporation	Tetra Tech, Inc.
Air Lease Corporation	Genpact Limited	TFI International Inc.
Air Transport Services Group, Inc.	Hexcel Corporation	The Western Union Company
Celestica Inc.	ITT Inc.	TTEC Holdings, Inc.
Crane Company	NCR Voyix Corporation	Woodward, Inc.
Curtiss-Wright Corporation	Sabre Corporation	Xerox Holdings Corporation
Euronet Worldwide, Inc.	Spirit AeroSystems Holdings, Inc.	XPO, Inc.

*
Per the terms of the award agreement, the Company removed Moneygram International, Inc., which went private in June 2023.

2024 RSUs. Each RSU is the economic equivalent of one share of Common Stock and is settled in shares of Common Stock. RSUs retain value even if the price of Common Stock decreases below the price on the date of grant as long as the NEO satisfies the vesting requirements. RSUs provide an incentive for our employees to remain with us for the long term and perform well so that their shares increase in value. The 2024 RSU awards vest in three equal annual installments.
2024 LTI Target Award Opportunities. In February 2024, the Compensation Committee approved annual LTI awards for each of the NEOs using the LTI mix described above. In this respect, the Compensation Committee maintained its reliance on performance-based awards and used the RTSR Modifier because the use of a relative TSR modifier for executive equity awards is prevalent among the 2024 Proxy Peer Group.
In establishing LTI compensation targets for each NEO for 2024, the Compensation Committee considered competitive market information, in the context of the overall LTI compensation philosophy, which takes into account the executive’s skills and experience, individual performance, criticality of the executive’s role and potential future contributions to the Company. The Compensation Committee approves LTI awards based on a target dollar value that is then converted into a number of IM PSUs with RTSR Modifier and RSUs based on the grant date fair value of each award type. The Compensation Committee believes this approach is aligned with the market-based LTI grant value determination for each position.
The following table sets forth the aggregate amount of LTI award opportunities approved by the Compensation Committee for 2024 for each of the NEOs. These awards appear in the 2024 Grants of Plan-Based Awards Table on page 52. The

43

increase in values for the 2024 awards reflect a market adjustment towards the median of the market data at the time. These adjustments aim to recognize the NEOs’ respective experience and performance while encouraging their long-term retention.
Name	2023 Long-Term Incentive Compensation(1)	2024 Long-Term Incentive Compensation(1)	% Change from 2023 LTI amounts
Mr. Eubanks	$4,800,000	$5,700,000	18.8%
Mr. McMaken	1,300,000	1,750,000	34.6%
Mr. Castillo	1,200,000	1,400,000	16.7%
Ms. Galloway(2)	700,000	800,000	14.3%
Mr. Parks	750,000	900,000	20.0%

(1)
The value of equity awards included in total annual LTI compensation is calculated using assumptions for financial reporting purposes; therefore, the target amounts in the table above differ from the amount reported in the Summary Compensation and Grants of Plan Based Awards Tables. See Note 18 to the Company’s financial statements in its 2024 10-K. See also footnote 3 to the Summary Compensation Table on page 50.

(2)
Ms. Galloway joined the Company in May 2023. Ms. Galloway’s 2023 LTI compensation shown in the table above does not reflect a sign-on RSU award of $1,400,000, which was granted to offset equity that was forfeited by Ms. Galloway with her former employer.

2022-2024 LTI Awards. The LTI awards granted in 2022 to the NEOs (other than Ms. Galloway who joined the Company in May 2023) were comprised of Relative TSR PSUs (25% of the award value), IM PSUs (which did not include a relative TSR Modifier) (50% of the award value) and RSUs (25% of the award value). The payouts under the 2022 PSU awards are described below.
2022-2024 Relative TSR PSU Payouts. In 2022, Messrs. Eubanks, McMaken, Castillo and Parks received Relative TSR PSU awards which provided for payout determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee, which was comprised of companies from the benchmarking peer group and the peers of those benchmarking peers, in each case where 25% or more of revenues are from outside the U.S. See Appendix B for a list of these peers. In February 2025, the Compensation Committee certified the level of payouts for the Relative TSR PSUs that were awarded in 2022. The Relative TSR PSU payouts were determined by Brink’s TSR (calculated based on the 20-day average closing stock prices prior to and at the end of the three-year performance period) as compared to the TSR PSU comparator peer companies. Relative TSR PSU payouts are determined by measuring the Company’s performance against threshold (25th), target (50th) and maximum (90th) relative TSR. In February 2025, the Compensation Committee certified Company performance of TSR at the 62nd percentile as compared to the TSR PSU comparator peer companies, resulting in a payout of 124% of target Relative TSR PSUs to the applicable NEOs.
2022-2024 IM PSU Payouts. In 2022, Messrs. Eubanks, McMaken, Castillo and Parks received awards of IM PSUs. In February 2025, the Compensation Committee certified the level of payouts for the IM PSUs that were awarded in 2022. The Compensation Committee set performance goals at threshold, target and maximum levels of the Company’s adjusted EBITDA for the performance period beginning January 1, 2022 and ending December 31, 2024. In February 2025, the Compensation Committee certified Company performance of $3.045 billion in adjusted EBITDA* for the 2022-2024 performance period, which was above the maximum performance goal, and resulted in a payout of 200% of target shares to the applicable NEOs. The cumulative adjusted EBITDA performance result of $3.045 billion* reflects the application of pre-approved adjustments for the impact of foreign exchange and acquisitions and divestitures.

44	2025 Proxy Statement

The following graphic shows the Company’s performance against the PSU performance goals, resulting in the Relative TSR PSU and IM PSU payouts as described above:
Tax Deductibility. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success, is consistent with our compensation philosophy, and aligns the interests of our executives to those of our shareholders even if the compensation is not necessarily tax deductible.
Equity Grant Practices. We do not strategically time LTI awards in coordination with the release of material non-public information and have not had a practice of doing so. In addition, we have not timed and do not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation. The accounting for PSU and RSU awards granted by the Company is compliant with GAAP and is disclosed in the Company’s annual and quarterly financial reports filed with the SEC. Further, in response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing. The determination of grant date fair value for equity grants is described on page 50. Equity awards for NEOs for 2025 and beyond will be granted under the 2024 Equity Incentive Plan, which was approved by shareholders in May 2024.
“Double Trigger” Acceleration of Vesting Following Change in Control. The Compensation Committee has approved terms and conditions for the NEOs’ PSU awards that provide for double trigger vesting of awards upon a change in control — which means that the vesting of these awards will accelerate automatically only upon certain terminations of employment following a change in control as described in the following paragraphs. However, any PSUs that are not assumed or substituted by a successor in violation of the terms of the 2017 Equity Incentive Plan or the 2024 Equity Incentive Plan, as applicable, will immediately vest, and be paid out at (1) target for IM PSUs with RTSR Modifier multiplied by the applicable relative TSR Modifier achieved for the portion of the performance period that occurs prior to the change in control (where the change in control occurs in the first 12 months of the performance period); or (2) the amount earned based on actual performance for the portion of the performance period that occurs prior to the change in control for IM PSUs with RTSR

*
This non-GAAP financial measure is not presented in accordance with GAAP. See pages 34 to 38 of our 2024 10-K for a reconciliation of adjusted EBITDA to its most directly comparable GAAP financial measure.

45

Modifier (where the change in control occurs after the first 12 months of the performance period), if in all instances the employee remains employed through the change in control. The Relative TSR PSUs and IM PSUs awarded to certain NEOs in 2022 are fully vested and no longer eligible for such “double trigger” accelerated vesting.
For IM PSUs with RTSR Modifier, a change in control within the first 12 months of the performance period will result in conversion of the awards to time-based RSUs that vest at the end of the performance period for that number of shares determined at target level multiplied by the applicable relative TSR Modifier achieved for the portion of the performance period that occurs prior to the change in control. The RSUs resulting from the conversion of IM PSUs with RTSR Modifier will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the first 12 months of, but prior to the end of the performance period, the Compensation Committee will assess performance against the pre-established goals (adjusted for the reduced duration of the performance period) through the date of the change in control and the IM PSUs with RTSR Modifier will be converted to time based RSUs that vest at the end of the performance period for that number of shares that would have become payable based on the goals (as adjusted) and relative TSR Modifier achieved through the date of the change in control. The RSUs resulting from the conversion of IM PSUs with RTSR Modifier will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For RSUs, in the event of a change in control prior to the vesting date, the RSUs will be subject to a double trigger for accelerated vesting.
Notwithstanding the foregoing, in the event of a change in control, the Compensation Committee may still exercise certain discretion over unvested PSU and RSU awards. If this discretion is used, the Company will clearly disclose in the applicable proxy statement the rationale for the Compensation Committee’s decision, which ensures transparency and aligns executive compensation with shareholder interests.
Benefits
General
The types and amounts of benefits provided to the NEOs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent, as well as providing long-term financial security to our employees and their families. Our primary benefits for the NEOs include participation in the plans and arrangements listed and summarized in the following paragraphs.
Deferred Compensation Program
We maintain the Key Employees’ Deferred Compensation Program (“Deferred Compensation Program”) for certain of our most highly compensated employees, including all of the NEOs. Under the Deferred Compensation Program, NEOs may defer a portion of their compensation, which is invested in mutual funds or converted to units that track Common Stock, according to the executive’s elections at the time of enrollment. Matching contributions by the Company are made to the NEOs in the form of units of Common Stock, which are subject to a five-year vesting period from the date of hire. In the event of termination of employment by the Company for cause, as defined under the Deferred Compensation Program, matching contributions are forfeited.
The Deferred Compensation Program enhances the alignment of the interests of the NEOs with those of our shareholders by providing our executive officers with a further opportunity to meet or make progress against their stock ownership guidelines. The Compensation Committee also believes that the Deferred Compensation Program furthers our retention goals because Company matching contributions are subject to a five-year vesting period that begins at the date of hire.
For more information on our Deferred Compensation Program, see the 2024 Non-qualified Deferred Compensation Table beginning on page 56.
Executive Salary Continuation Plan
The Company’s executive officers, including the NEOs, participate in our Executive Salary Continuation Plan, which, in the event a participant dies while in the employment of the Company, provides that we will pay a designated beneficiary a death benefit equal to three times the participant’s annual salary. This benefit is paid out over a 10-year period following the participant’s death.

46	2025 Proxy Statement

Long-Term Disability Plan
The NEOs participate along with other salaried employees in a long-term disability program. In the event that the executive is totally incapacitated, the executive would receive 50% of current annual base salary plus the average of the last three years’ annual incentive payments, with a maximum annual payment of $300,000. These payments would continue (as long as the executive is totally disabled) until the executive reaches the social security normal retirement age.
401(k) and Health and Welfare Plans
Our NEOs are also eligible to participate in our 401(k) Plan, health, dental and vision plans, and various insurance plans, including short-term disability insurance, basic life insurance, and our matching charitable gifts program on the same basis as any other salaried employee.
Perquisites
For 2024, we provided our NEOs with limited perquisites, including for executive and spouse travel and related expenses, executive physical examinations, relocation expenses and certain financial planning expenses. In 2024, we also provided perquisites related to an expatriate assignment for one of our NEOs, generally consistent with the benefits offered to other Brink’s employees on similar assignments. Executives bear all tax consequences and are not grossed up (except for certain relocation expenses pursuant to the Company’s executive relocation policy).
Severance Pay Plan
The Severance Pay Plan provides severance benefits to the NEOs, whose employment is terminated by the Company without cause other than by reason of incapacity or terminated by the participant for good reason. A participant would not be entitled to severance benefits under the Severance Pay Plan if the participant was otherwise eligible for more favorable severance benefits under another arrangement (including under the Company’s Change in Control Plan, see the following section, “Change in Control Plan”) or in connection with a divestiture in which the participant is offered a comparable position.
See “Potential Payments Upon Termination or Change in Control — Severance Pay Plan,” beginning on page 59 for additional information about the Severance Pay Plan.
Change in Control Plan
The Change in Control Plan (the “CIC Plan”) serves the interests of the Company and our shareholders by ensuring that if a change in control is ever under consideration, the NEOs will be able to advise the Board whether the potential change in control transaction is in the best interests of shareholders without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. The CIC Plan has a “double trigger,” which means that benefits become available to NEOs under the CIC Plan only upon a change in control followed by termination of employment under certain circumstances. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of the NEOs in employment security without unduly burdening the Company or affecting shareholder value in connection with a change in control. The Compensation Committee reviews the potential payments under the CIC Plan each year. See “Potential Payments upon Termination or Change in Control — The CIC Plan,” beginning on 61.
Clawback Policies
The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the NYSE has adopted listing standards in accordance with the SEC rules.
In compliance with those standards, the Company adopted its Dodd-Frank Act Clawback Policy, effective October 2, 2023 (the “DFA Clawback Policy”), which provides for the recoupment by the Company of erroneously awarded incentive-based compensation received by current or former executive officers in the event of an accounting restatement of the

47

Company’s financial statements due to material non-compliance with financial reporting requirements. The DFA Clawback Policy covers any incentive-based compensation awarded to a covered officer during the three completed fiscal years immediately preceding the year in which the Company is required to prepare such an accounting restatement.
Additionally, the Company adopted its Supplemental Clawback Policy, effective October 2, 2023 (the “Supplemental Clawback Policy”), which contains rules similar to the DFA Clawback Policy, but covers erroneously awarded incentive-based compensation not otherwise covered by the DFA Clawback Policy and, in addition to executive officers, applies to certain employees whose acts or omissions were directly responsible for the events that led to the accounting restatement.
The DFA Clawback Policy and the Supplemental Clawback Policy collectively replaced the Company’s prior compensation recoupment policy.
Insider Trading Policy
We have adopted an insider trading policy applicable to our employees, executive officers and director and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. Our Insider Trading Policy (our “Policy”) governs the purchase, sale, and/or other dispositions of our securities by employees, executive officers and directors who have access to material non-public information. Our Policy is designed to promote compliance with U.S. securities laws that prohibit trading on material non-public information, as well as the listing standards of the NYSE, and avoid the appearance of impropriety in connection with trading in the Company’s securities and in the securities of entities with which we do business or compete. Our Policy prohibits employees, executive officers, and directors from trading in the Company’s securities while in possession of material non-public information. Our Policy restricts executive officers, directors, and other specifically designated employees from trading in the Company’s securities during certain periods and requires pre-clearance for trades in the Company’s securities from the Company’s General Counsel or a designee. Our Policy is filed as an exhibit to the 2024 10-K.
Prohibition Against Hedging and Pledging
Our Policy prohibits directors and executive officers from engaging in any kind of hedging transaction that could reduce or limit the director’s or officer’s economic risk relative to his or her holdings, ownership or interest in Company securities. In addition, directors, executive officers and employees are prohibited from writing call or put options relative to Company securities. Directors and executive officers are prohibited from pledging Company securities.
See “Stock Ownership” in this Proxy Statement, beginning on page 77, for a summary of the beneficial ownership of Common Stock as of March 3, 2025 by our directors, NEOs and all of our current directors and executive officers as a group.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our senior leadership in the following amounts:
Executive Level	Stock Ownership as a Multiple of Salary
CEO	6X
Other Executive Officers	3X
Non-Executive Officers who are ELT members	1X
Shares of Common Stock owned outright, deferred compensation stock-based units and unvested RSUs on an after-tax basis are all eligible to be included for purposes of satisfying the guidelines.
Unearned PSUs and unexercised stock options (vested or unvested) do not count towards executive officers’ guidelines. Until an executive officer meets his or her stock ownership guideline, the executive officer must hold at least 50% of any profit shares from stock option exercises, RSU vesting or payout of any PSUs.

48	2025 Proxy Statement

Compensation and Human Capital Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.
Susan E. Docherty, Chair Paul G. Boynton Michael J. Herling Timothy J. Tynan

49

Executive Compensation Tables
Summary Compensation Table
The following table presents information with respect to compensation of the NEOs in 2022, 2023 and 2024:
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5)(6) ($)	Total(6) ($)
Mark Eubanks President and Chief Executive Officer	2024	991,667	—	5,699,958	—	1,371,825	286,114	8,349,563
	2023	941,667	—	4,799,958	—	1,173,060	309,360	7,224,045
	2022	830,000	—	3,556,168	—	1,444,813	167,591	5,998,572
Kurt B. McMaken Executive Vice President and Chief Financial Officer	2024	648,333	—	1,749,871	—	590,639	160,736	3,149,579
	2023	620,833	—	1,299,959	—	536,244	87,608	2,544,645
	2022	212,500	500,000	2,499,847	—	753,600	28,390	3,994,337
Daniel J. Castillo Executive Vice President and President, North America	2024	671,667	—	1,399,946	—	446,430	134,142	2,652,185
	2023	645,000	—	1,199,903	—	441,505	121,160	2,407,568
	2022	361,667	500,000	1,999,828	—	637,360	130,744	3,629,599
Elizabeth A. Galloway(7) Executive Vice President and Chief Human Resources Officer	2024	480,833	—	799,946	—	383,056	129,330	1,793,166
	2023	292,386	—	2,099,946	—	342,117	37,802	2,772,251

James K. Parks(8) Executive Vice President and President, Europe, Middle East, Africa and Asia	2024	516,667	—	899,878	—	294,255	899,143	2,609,943
	2023	490,833	—	749,966	—	372,881	219,511	1,833,191

(1)
Represents salaries before any deferrals under the Company’s 401(k) Plan and/or Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2024, see the 2024 Non-qualified Deferred Compensation Table, beginning on page 56.

(2)
For Mr. McMaken, the 2022 amount represents a sign-on award in recognition of equity compensation forfeited from his former employer. For Mr. Castillo, the 2022 amount represents a sign-on award in recognition of repayment obligations to his former employer and must be repaid in full in the event that Mr. Castillo voluntarily leaves the Company within three years of his start date.

(3)
For the TSR PSUs granted in 2022, and for the IM PSUs with RTSR Modifier granted in 2023 and 2024, the grant date fair value was computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on a Monte Carlo simulation model. For the IM PSUs granted in 2022 and all RSU awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the grant date and discounted because units do not receive or accrue dividends during the vesting period. The stock price at the date of grant was based on the closing price per share of Common Stock on the respective grant dates, as reported on the NYSE. The actual value a NEO may receive depends on achievement of pre-established program goals and market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized. The following table sets forth the 2024 IM PSUs with RTSR Modifier at the grant date fair value and at the maximum potential value at the highest level of performance for each NEO:

50	2025 Proxy Statement

Name	2024 IM PSU with RTSR Modifier Grant Date Fair Value	Maximum Potential Value at Highest Level of Performance(a)
Mr. Eubanks	$4,274,991	$8,549,982
Mr. McMaken	1,312,438	2,624,876
Mr. Castillo	1,049,983	2,099,967
Ms. Galloway	599,967	1,199,934
Mr. Parks	674,942	1,349,885

(a)
The maximum potential fair value that could be recognized for financial reporting purposes would be based on a maximum payout of 200% for performance at the highest level of adjustment of the pre-established program operating goals. Relative TSR achievement is incorporated into the Monte Carlo value and does not change based on target/maximum performance.

(4)
Represents amounts paid under the BIP before any employee deferrals under the Company’s Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2024, see the 2024 Non-qualified Deferred Compensation Table, beginning on page 56.

(5)
For 2024, includes items and amounts for each of the NEOs as described below:

(a)
Matching Company contributions on deferrals of compensation made in 2024 under both our 401(k) Plan and Deferred Compensation Program:

Name	Matching Contribution for Deferred Salary	401(k) Plan Matching Contribution	Matching Contribution for Deferred Annual Incentive	Supplemental Savings Plan Matching Contribution	Total(i)
Mr. Eubanks	$99,167	$10,350	$117,306	$27,684	$254,507
Mr. McMaken	64,833	10,350	53,624	19,009	147,816
Mr. Castillo	67,167	10,350	—	16,900	94,417
Ms. Galloway	48,083	10,350	34,212	12,100	104,745
Mr. Parks	51,667	10,350	37,288	15,684	114,989

(i)
Amounts may not add due to rounding.

(b)
Perquisites and personal benefits in 2024 received by the NEOs:

Name	Executive Physical Examinations	Relocation- related Expenses(i)	Personal and Spousal Travel, Gifts and Entertainment(ii)	Expatriate Assignment Expenses(iii)	Financial Planning Reimbursement	Total(iv)
Mr. Eubanks	$2,429	$4,005	$9,413	$ —	$15,760	$31,608
Mr. McMaken	—	—	5,419	—	7,500	12,919
Mr. Castillo	19,000	—	4,965	—	15,760	39,725
Ms. Galloway	4,838	—	4,512	—	15,235	24,585
Mr. Parks	13,000		—	755,507	15,647	784,154

(i)
Amounts in this column reflect limited tax gross-ups related to relocation expenses, which were provided pursuant to the terms of the Company’s executive relocation policy.

(ii)
Amounts in this column include costs in connection with attendance at a meeting of the Board, as well as other limited spousal travel.

(iii)
Amounts in this column consist of $14,579 in relocation expenses (including $8,879 for tax gross-ups, which were provided pursuant to the terms of the Company’s executive relocation policy), $622,613 in tax equalization payments and $32,383 in tax preparation services, as well as $12,000 for an automobile allowance, $7,932 for a cost of living allowance and $66,000 for a housing allowance, all related to Mr. Parks’ expatriate assignment in the United Kingdom.

(iv)
Amounts may not add due to rounding.

(6)
Amounts may not add due to rounding.

(7)
Ms. Galloway joined the Company as Executive Vice President and Chief Human Resources Officer on May 15, 2023. Pursuant to the terms of her offer letter, her 2023 annual incentive payout was not prorated.

(8)
Mr. Parks was not an NEO in 2022, and, as a result and in accordance with SEC rules, the Company has only provided compensation information for 2023 and 2024.

51

2024 Grants of Plan-Based Awards Table
The following table presents information regarding grants of annual incentive awards to the NEOs during the year ended December 31, 2024, which included BIP target awards and LTI awards under the 2017 Equity Incentive Plan:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Eubanks	BIP	3/1/2024	650,000	1,300,000	2,600,000
	IM PSU w/RTSR Mod	3/1/2024				25,972	51,944	129,860				4,274,991
	RSU	3/1/2024							17,643			1,424,966
Kurt B. McMaken	BIP	3/1/2024	293,850	587,700	1,175,400
	IM PSU w/RTSR Mod	3/1/2024				7,973	15,947	39,867				1,312,438
	RSU	3/1/2024							5,416			437,433
Daniel J. Castillo	BIP	3/1/2024	270,400	540,800	1,081,600
	IM PSU w/RTSR Mod	3/1/2024				6,379	12,758	31,895				1,049,983
	RSU	3/1/2024							4,333			349,963
Elizabeth A. Galloway	BIP	3/1/2024	181,500	363,000	726,000
	IM PSU w/RTSR Mod	3/1/2024				3,645	7,290	18,225				599,967
	RSU	3/1/2024							2,476			199,979
James K. Parks	BIP	3/1/2024	195,000	390,000	780,000
	IM PSU w/RTSR Mod	3/1/2024				4,100	8,201	20,502				674,942
	RSU	3/1/2024							2,785			224,936

(1)
The annual IM PSUs with RTSR Modifier and RSUs, as applicable, granted to Messrs. Eubanks, McMaken, Castillo and Parks and Ms. Galloway on March 1, 2024 were all granted under the 2017 Equity Incentive Plan. See “Equity Award Grants” on page 53.

(2)
Amounts in this column represent annual incentive targets under the BIP for 2024 paid in 2025. Actual payouts under the BIP are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 50.

(3)
Amounts in this column represent IM PSUs with RTSR Modifier awarded for the 2024-2026 performance period. The TSR multiplier is subject to a cap of 100% if absolute TSR during the performance period is negative. In 2027, the Compensation Committee will determine the IM PSU with RTSR Modifier payout based on the Company’s adjusted EBITDA goal, then the RTSR Modifier will adjust the payout based on the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee consisting of 21 companies (see a listing of these companies on page 43), multiplied by the number of units earned based on performance relative to the Company adjusted EBITDA goal. The number of IM PSUs with RTSR Modifier ultimately paid can range from 0% to 250% of the IM PSUs with RTSR Modifier awarded. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Common Stock, the actual value of the earned awards is based on the price of Common Stock at the time of payment.

(4)
Grant date fair value for all equity awards was computed in accordance with FASB ASC Topic 718. For the IM PSUs with RTSR Modifier, the grant date fair value was computed based on a Monte Carlo simulation model, adjusted for a discount for dividends not received or accrued during the vesting period. Under that model, the IM PSU with RTSR Modifier awards had a per share grant date fair value of $82.30 for the March 1, 2024 grant date. For RSU awards, the grant date fair value was based on the closing stock price at the grant date, adjusted for a discount for dividends not received or accrued during the vesting period. For the RSU awards, which vest ratably over a three-year service period, the weighted average per share grant date fair value was $80.76 for the March 1, 2024 grant date.

52	2025 Proxy Statement

Equity Award Grants
The 2017 Equity Incentive Plan, which was approved by our shareholders in May 2017, and amended and restated in 2019 to allow for the transfer of certain stock awards to permitted transferees for tax planning purposes, and the 2024 Equity Incentive Plan, which was approved by our shareholders in May 2024 and replaces the 2017 Equity Incentive Plan for purposes of granting awards on and following its May 2, 2024 effective date, are designed to provide an additional incentive for the officers and employees who are key to the Company’s success. The Compensation Committee administers the 2017 Equity Incentive Plan and the 2024 Equity Incentive Plan, is authorized to select key employees of the Company and our subsidiaries to participate in the 2017 Equity Incentive Plan (prior to its replacement) and the 2024 Equity Incentive Plan, and has the sole discretion to grant to eligible participants equity awards, including stock options, stock appreciation rights, restricted stock, performance stock, RSUs, performance stock units, other stock-based awards, cash awards or any combination thereof.
The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. Under the 2017 Equity Incentive Plan and the 2024 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures established by the Compensation Committee.
Equity awards granted under the 2017 Equity Incentive Plan and the 2024 Equity Incentive Plan have specific terms and conditions approved by the Compensation Committee. In general, awards are canceled following termination of employment (although vested stock options may be exercised within 90 days following termination).
In general, upon termination of employment by reason of the holder’s retirement or permanent and total disability, awards remain outstanding and continue to vest (or remain exercisable in the case of vested stock options) in accordance with their terms. In the event of the holder’s death while employed: (i) the holder’s beneficiary will be entitled to receive a pro-rata portion of the number of shares that would have been payable under performance awards notwithstanding the holder’s death, based on the number of days in the performance period that elapsed prior to termination; (ii) restrictions on RSUs lapse as of the date of the holder’s death (or if later, the one year anniversary of the RSU grant); and (iii) outstanding options become fully exercisable as of the holder’s death (or, if later, the one year anniversary of the stock option grant) and may be exercised by the holder’s beneficiary within three years following the holder’s death (but not after the expiration date of the stock option award).
For a description of the treatment of equity awards upon a change in control, see pages 45-46.
For a discussion of the principles applied in administering the 2017 Equity Incentive Plan and the 2024 Equity Incentive Plan, see “Compensation Discussion and Analysis — 2024 Compensation Decisions by Component — Long-Term Incentive Compensation,” beginning on page 42.

53

Outstanding Equity Awards at Fiscal Year-End 2024 Table
The following table presents information concerning the number and value of all unexercised stock options, RSUs and PSUs for the NEOs outstanding as of December 31, 2024:
		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Mark Eubanks
3/1/2022	IM PSU						31,784	2,948,602
3/1/2022	TSR PSU						7,371	683,808
3/1/2022	RSU						2,618	242,872
3/17/2022	IM PSU						22,702	2,106,065
3/17/2022	TSR PSU						5,614	520,811
3/17/2022	RSU						1,869	173,387
3/3/2023	IM PSU w/RTSR Mod								24,759	2,296,892
3/3/2023	RSU						13,499	1,252,302
3/1/2024	IM PSU w/RTSR Mod								25,972	2,409,422
3/1/2024	RSU						17,643	1,636,741
Kurt B. McMaken
8/24/2022	IM PSU						40,956	3,799,488
8/24/2022	TSR PSU						5,780	536,211
8/24/2022	RSU						1,815	168,378
3/3/2023	IM PSU w/RTSR Mod								6,705	622,023
3/3/2023	RSU						3,263	302,709
3/1/2024	IM PSU w/RTSR Mod								7,973	739,655
3/1/2024	RSU						5,416	502,442
Daniel J. Castillo
6/1/2022	IM PSU						35,178	3,263,463
6/1/2022	TSR PSU						4,833	448,357
6/1/2022	RSU						4,208	390,376
3/3/2023	IM PSU w/RTSR Mod								6,189	574,154
3/3/2023	RSU						3,012	279,423
3/1/2024	IM PSU w/RTSR Mod								6,379	591,780
3/1/2024	RSU						4,333	401,972

54	2025 Proxy Statement

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Elizabeth A. Galloway
5/15/2023	IM PSU w/RTSR Mod								3,697	342,971
5/15/2023	RSU						16,465	1,527,458
3/1/2024	IM PSU w/RTSR Mod								3,645	338,147
3/1/2024	RSU						2,476	229,699
James K. Parks
2/20/2020	Option	2,784			81.69	3/4/2026
3/1/2022	IM PSU						9,080	842,352
3/1/2022	TSR PSU						2,105	195,281
3/1/2022	RSU						748	69,392
3/3/2023	IM PSU w/RTSR Mod								3,868	358,834
3/3/2023	RSU						1,811	168,006
3/1/2024	IM PSU w/RTSR Mod								4,100	380,357
3/1/2024	RSU						2,785	258,364

(1)
In accordance with the Company’s 2017 Equity Incentive Plan, the exercise price for the Option Award was based on the closing price of Common Stock on the date of grant, as reported on the NYSE.

(2)
RSUs generally vest as to one third of the total number of shares covered by such award on each of the first, second and third anniversaries of the date of grant. For Mr. Castillo, his sign-on RSU award vests in three annual installments, beginning in June 2023. For Ms. Galloway, her sign-on RSU award vests in three annual installments, beginning in June 2024. The 2022-2024 performance period for the IM PSU and TSR PSU awards granted in 2022 concluded on December 31, 2024 and such awards became earned and payable on the vesting date on February 19, 2025.

(3)
Represents market value or payout value for RSU awards, as applicable, which was based on the closing price of Common Stock on December 31, 2024, as reported on the NYSE, which was the last business day of the Company’s fiscal year. Represents market value or payout value for IM PSU and TSR PSU awards granted in 2022 for the 2022-2024 performance period, as applicable. The 2022 IM PSU and TSR PSU awards became earned and payable on the vesting date on February 19, 2025 at 200% payout for the IM PSUs and 124% payout for the TSR PSUs and are reported at these levels.

(4)
Represents market value or payout value for IM PSU with RTSR Modifier awards granted in 2023 and in 2024 for the 2023-2025 and 2024-2026 performance periods, respectively. The 2023 and 2024 awards become earned and payable on the date in the first half of the year following the conclusion of the performance period when the Compensation Committee determines the achievement of the performance goals for the applicable performance period. For the 2023-2025 and 2024-2026 performance periods, the IM PSU with RTSR Modifier awards are reported at the 50% threshold level of performance.

55

2024 Option Exercises and Stock Vested Table
The following table presents information concerning the vesting of all stock awards for the NEOs during the year ended December 31, 2024. No NEO exercised an option award during the year ended December 31, 2024:
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Mark Eubanks	45,788	3,876,242
Kurt B. McMaken	10,482	1,157,940
Daniel J. Castillo	5,714	555,039
Elizabeth A. Galloway	8,234	843,162
James K. Parks	9,715	797,310

(1)
For Mr. Eubanks, includes 1,449 shares that were deferred under the terms of the Key Employees’ Deferred Compensation Program and will settle in Common Stock on a one-for-one basis and be distributed in accordance with Mr. Eubanks’ deferral election. For each NEO, includes certain shares that were withheld to satisfy applicable tax withholding requirements.

2024 Non-qualified Deferred Compensation Table
The following table presents information about our Deferred Compensation Program, which provides for the deferral of compensation paid to or earned by the NEOs on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, Company matching contributions, dividends credited to the participants’ accounts during 2024, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2024. Because deferrals related to annual incentive payouts under the BIP (and related matching contributions) are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year. Amounts in the following tables may not add due to rounding.
Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Mark Eubanks	279,349	244,156	134,467	—	1,644,970
Kurt B. McMaken	153,554	137,466	33,437	—	573,727
Daniel J. Castillo	97,312	84,067	27,649	—	435,454
Elizabeth A. Galloway	104,659	94,395	1,886	—	248,452
James K. Parks	115,825	104,639	176,296	—	2,181,336

(1)
Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the BIP and amounts in excess of 401(k) limits (as supplemental savings). The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant or common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2024 under the Deferred Compensation Program by each of the NEOs:

56	2025 Proxy Statement

Name	Salary Deferred	BIP Compensation Deferred(a)	Supplemental Savings Plan Deferred	Total(a)
Mr. Eubanks	$99,167	$117,306	$62,876	$279,349
Mr. McMaken	64,833	53,624	35,096	153,554
Mr. Castillo	67,167	—	30,145	97,312
Ms. Galloway	48,083	34,212	22,364	104,659
Mr. Parks	51,667	37,288	26,870	115,825

(a)
The incentive compensation deferred in 2024 was earned by each NEO for 2023 under the BIP.

(2)
Under the Deferred Compensation Program, a participant also receives Company matching contributions with respect to deferred salary, deferred annual incentive awards and supplemental savings plan contributions. These amounts are converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of Company matching contributions made in 2024 with respect to deferrals of salary and annual incentive awards under the BIP and supplemental savings plan contributions for each of the NEOs:

Name	Salary Matching Contribution	BIP Matching Contribution	Supplemental Savings Plan Matching Contribution	Total(a)
Mr. Eubanks	$99,167	$117,306	$27,684	$244,156
Mr. McMaken	64,833	53,624	19,009	137,466
Mr. Castillo	67,167	—	16,900	84,067
Ms. Galloway	48,083	34,212	12,100	94,395
Mr. Parks	51,667	37,288	15,684	104,639

(a)
These amounts are included within “All Other Compensation” for 2024 in the Summary Compensation Table.

(3)
Under the Deferred Compensation Program, dividends paid on Common Stock for the common stock units in a participant’s account are deferred and converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formula in the Deferred Compensation Program. The following table sets forth the aggregate amount of dividends paid on Common Stock in 2024 for the common stock units in each NEO’s account:

Name	Dividends on Brink’s Common Stock(a)
Mr. Eubanks	$8,010
Mr. McMaken	2,102
Mr. Castillo	1,695
Ms. Galloway	800
Mr. Parks	15,425

(a)
These amounts are not included in the Summary Compensation Table, as they are not earned at a rate higher than dividends on Common Stock.

(4)
The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2024 for each of the NEOs. It includes (a) the aggregate contributions made by each of the NEOs, (b) the aggregate contributions made by the Company on behalf of each of the NEOs, (c) dividends paid on Common Stock for the common stock units in each NEO’s account and the change in market value of the common stock units based on the change in market value of Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (d) aggregate distributions to participants:

57

Name	Years of Participation	Aggregate Executive Contributions	Aggregate Company Contributions	Dividends and Changes in Market Value	Aggregate Distributions	Aggregate Balance(a)
Mr. Eubanks	3	$279,349	$244,156	$134,467	$ —	$1,644,970
Mr. McMaken	2	153,554	137,466	33,437	—	573,727
Mr. Castillo	2	97,312	84,067	27,649	—	435,454
Ms. Galloway	1	104,659	94,395	1,886	—	248,452
Mr. Parks	14	115,825	104,639	176,296	—	2,181,336

(a)
Represents value as of December 31, 2024.

Key Employees’ Deferred Compensation Program
Deferrals. Our Deferred Compensation Program is an unfunded plan that provides deferred compensation for a select group of the Company’s management, including the NEOs. Under the Deferred Compensation Program, a NEO is permitted to defer receipt of:
■
up to 90% of his or her cash incentive payments awarded under the annual incentive plan;

■
up to 80% of his or her stock unit awards granted in the Company’s annual cycle;

■
up to 50% of his or her base salary; and

■
any or all amounts that are prevented from being deferred, and the related matching contribution, under our 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code, as amended, and any regulations promulgated thereunder (collectively, the “Code”).

We provide matching contributions for deferred annual incentive amounts (100% of the first 10% deferred) and deferred salary (100% of the first 10% deferred). An executive may elect to defer additional amounts under the supplemental savings plan after he or she meets the maximum permitted under the Company’s 401(k) Plan. We provide matching contributions to supplemental savings plan contributions. For 2024, matching contributions were equal to 100% of the first 3.0% of salary and annual incentive deferrals, less amounts deferred into the Company’s 401(k) Plan.
Amounts deferred are invested in mutual funds or converted to units that track Common Stock, per the executive’s instructions at the time of annual enrollment. Matching contributions by the Company are made in the form of units of Common Stock, which are subject to a five-year vesting period from the date of the participant’s hire. The dollar values are converted in accordance with the formula in the program.
Dividends paid with respect to the common stock units in a participant’s account are converted to units that track Common Stock.
Distributions. The Deferred Compensation Program provides for the distribution of one share of Common Stock for each common stock unit in a participant’s account. Cash is paid for deferred compensation invested in mutual funds, and in lieu of the issuance of fractional shares of Common Stock.
Termination Upon Death, Retirement, Disability or Change in Control. Upon the termination of participation as a result of death, retirement, total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the Deferred Compensation Program six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination.
Termination Other Than Upon Death, Retirement, Disability or Change in Control. In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant, related dividends and changes in market value. The participant forfeits all common stock units attributable to matching contributions and related dividends for the year in which the termination occurs and the common stock units attributable to matching contributions and related dividends that are otherwise unvested. If a participant’s employment is terminated for

58	2025 Proxy Statement

“cause,” the participant forfeits all common stock units attributable to matching contributions and related dividends credited to the participant’s account under the program whether or not vested. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months since the executive’s original participation in the Deferred Compensation Program:
Vested Percentage
Less than 36 months	0%
At least 36 months but less than 48 months	50%
At least 48 months and less than 60 months	75%
60 months or more	100%
As of December 31, 2024, Mr. Parks was fully vested and Mr. Eubanks was 50% vested. Messrs. McMaken and Castillo and Ms. Galloway were 0% vested.
Lump-sum distributions are made at a date selected by the participant at least two years following the date of election or six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning on a date selected by the participant at least two years following the year of election.
Potential Payments Upon Termination or Change in Control
Each NEO may be eligible to receive benefits and payments pursuant to our Severance Pay Plan and CIC Plan in the event of termination or change in control. Benefits under the CIC Plan are triggered upon termination following a change in control (“double trigger”). The tables on pages 61 and 64 show the estimated amount of incremental additional benefits and payments that would be paid to each of the NEOs if their employment terminated on December 31, 2024 to the extent those benefits and payments exceed amounts that would be due to the NEOs regardless of the reason for termination of employment, including, for each NEO, the aggregate balance of non-qualified deferred compensation which appears in the 2024 Non-qualified Deferred Compensation Table on page 56, subject to vesting of Company matching contributions as described under “Deferred Compensation Program — Distributions” on page 58.
Because the NEOs would be eligible to receive different benefits and payments depending on whether a change in control had occurred on December 31, 2024, information about the additional benefits and payments that would be paid to each NEO in connection with a termination of employment is presented in two tables: one without a change in control and one with a change in control. These tables assume a stock price of $92.77, which was the closing stock price of the Company’s Common Stock on December 31, 2024, as reported on the NYSE. Following are descriptions of the types of benefits and payments that the NEOs would be eligible to receive under various termination scenarios, key terms under the CIC Plan and the categories of benefits and payments as reflected in the tables on pages 61 and 64.
Severance Pay Plan
Upon a qualifying termination, participants who are NEOs would be eligible to receive the following benefits:
■
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation approved but not paid, and (c) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;

■
a lump sum payment equal to the product of (a) 1.0 (or 1.5 for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity;

■
a prorated bonus for the year of termination, so long as the participant was employed by the Company for at least six months of the performance year;

■
reimbursement payments for continued medical and dental benefit coverage until the earlier of 12 months (or 18 months for the CEO) following the date of termination and such time as the participant becomes eligible to receive medical and dental benefits under another employer-provided plan;

59

■
continued vesting of equity awards granted in connection with our ordinary LTI award grant cycle until the first anniversary of the participant’s date of termination with payout at lower of target or actual performance; and

■
reasonable outplacement services during the period over which the health care benefits are provided.

In order to receive severance payments, the participant must execute a separation and release agreement that includes a release of claims in favor of the Company.
The Compensation Committee may amend or terminate the Severance Pay Plan at any time, but any action that would reduce the payments or benefits to participants, narrow the conditions for a qualifying termination, or otherwise reduce the protections provided to participants would not be effective until 12 months following approval by the Compensation Committee. In December 2024, the Compensation Committee amended the Severance Pay Plan to reduce this period to 6 months, which such change is effective immediately for new participants and effective in December 2025 for the NEOs and other existing participants unless otherwise consented to by the NEOs and other existing participants.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Without a Change in Control
The following table provides information with respect to incremental additional hypothetical benefits and payments to the NEOs as of December 31, 2024 under our policies and programs, assuming their employment was terminated without a change in control.
The amounts in the table are in the following categories:
■
Prorated Annual Incentive. Represents hypothetical payment of a prorated annual incentive for the year of termination, pursuant to the terms of the Severance Pay Plan.

■
Base Salary and Annual Incentive. Represents hypothetical payment in the amount of the product of (a) 1.0 (or 1.5 for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity, pursuant to the terms of the Severance Pay Plan.

■
Long-Term Incentive. Includes the value at December 31, 2024 of unvested options, IM PSUs, TSR PSUs, IM PSUs with RTSR Modifier and RSUs that would be payable in accordance with their terms or pursuant to the Severance Pay Plan.

■
Benefit Plans. Includes benefits under the “Executive Salary Continuation Plan,” which are described on page 46.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services and medical benefit coverage pursuant to the Severance Pay Plan.

60	2025 Proxy Statement

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Mark Eubanks	Prorated Annual Incentive	—	—	1,300,000	—	—	—
	Base Salary and Bonus	—	—	3,450,000	—	—	—
	Long Term Incentive(3)	—	—	5,019,692	—	16,082,422	10,608,590
	Benefit Plans	—	—	—	—	—	2,423,380
	Outplacement Services and Other Benefits	—	—	51,393	—	—	—
	Total	—	—	9,821,085	—	16,082,422	13,031,970
Kurt B. McMaken	Prorated Annual Incentive	—	—	587,700	—	—	—
	Base Salary and Bonus	—	—	1,240,700	—	—	—
	Long Term Incentive(3)	—	—	2,819,559	—	6,029,308	3,974,805
	Benefit Plans	—	—	—	—	—	1,582,467
	Outplacement Services and Other Benefits	—	—	33,897	—	—	—
	Total	—	—	4,681,856	—	6,029,308	5,557,272
Daniel J. Castillo	Prorated Annual Incentive	—	—	540,800	—	—	—
	Base Salary and Bonus	—	—	1,216,800	—	—	—
	Long Term Incentive(3)	—	—	2,657,489	—	5,397,080	3,817,925
	Benefit Plans	—	—	—	—	—	1,638,205
	Outplacement Services and Other Benefits	—	—	33,897	—	—	—
	Total	—	—	4,448,986	—	5,397,080	5,456,130
Elizabeth A. Galloway	Prorated Annual Incentive	—	—	363,000	—	—	—
	Base Salary and Bonus	—	—	847,000	—	—	—
	Long Term Incentive(3)	—	—	840,403	—	3,119,484	2,318,934
	Benefit Plans	—	—	—	—	—	1,172,916
	Outplacement Services and Other Benefits	—	—	33,897	—	—	—
	Total	—	—	2,084,300	—	3,119,484	3,491,850
James K. Parks	Prorated Annual Incentive	—	—	390,000	—	—	—
	Base Salary and Bonus	—	—	910,000	—	—	—
	Long Term Incentive(3)	—	—	2,553,030	2,553,030	2,553,030	1,691,731
	Benefit Plans	—	—	—	—	—	1,260,158
	Outplacement Services and Other Benefits	—	—	18,610	—	—	—
	Total	—	—	3,871,640	2,553,030	2,553,030	2,951,889

(1)
Amounts under the Company’s short-term and long-term disability programs are not included as they are provided on a broad basis to U.S. employees.

(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.88%.

(3)
Unvested options are valued based on the difference between the closing price of Common Stock at December 31, 2024, and the option’s exercise price. If the option’s exercise price is greater than the December 31, 2024 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Common Stock at December 31, 2024. Unvested TSR PSUs, IM PSUs with RTSR Modifier and IM PSUs, are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 31, 2024.

Hypothetical Termination Benefits Following Termination Upon a Change in Control
The CIC Plan
The CIC Plan provides certain compensation and continued benefits in the event that a “change in control” occurs.
In addition, the CIC Plan provides additional benefits and payments in the event that a change in control occurs and either the executive is terminated by the Company other than for “cause” or incapacity or he or she resigns for “good reason”

61

within two years following a change in control. Each NEO is eligible to participate in the CIC Plan, with principal terms as described in the following paragraphs. The executive’s entitlement to benefits under the agreement requires compliance with certain non-competition provisions.
The CIC Plan — Definitions of Key Terms
The CIC Plan generally defines “cause,” “change in control” and “good reason” as follows:
■
“cause” means embezzlement, theft or misappropriation of any property of the Company, the willful breach of any fiduciary duty to the Company, the willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, gross incompetence in the performance of job duties, commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation, the failure to perform duties consistent with a commercially reasonable standard of care or any gross negligence or willful misconduct resulting in a loss to the Company.

■
a “change in control” generally will be deemed to have occurred:

■
upon any (1) combination of the Company in which the Company is not the surviving entity or upon certain conversion of all of the shares of Common Stock (2) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;

■
when any third-party becomes the beneficial owner of more than 20% of the total voting power of the Company; or

■
if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of certain new directors during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

■
“good reason” generally means:

■
material diminution in the NEO’s position, authority, duties or responsibilities;

■
material breach of or failure by the Company to comply with its obligations under the CIC Plan;

■
a change to the NEO’s work location that increases the distance of the executive’s commute by a pre-determined amount; or

■
the failure by the Company to require any successor entity to assume the applicable agreement and agree to perform the Company’s obligations under the applicable agreement;

■
provided, however, that good reason will cease to exist if the NEO has not terminated employment within two years following the initial occurrence of the event constituting good reason.

The CIC Plan — Benefits Following a Change in Control if Executive is Not Terminated
Salary and Annual Incentive. During the first two years of employment following a change in control, each executive who is a participant in the CIC Plan will receive annual compensation at least equal to the sum of (1) a salary not less than the executive’s annualized salary in effect immediately before the change in control occurred, plus (2) a bonus not less than the amount of the executive’s average annual incentive award for the last three years preceding the date the change in control occurred. In the event the executive has not been employed with the Company for the last three years, the executive’s target annual incentive will be used for any partial or complete year as necessary to determine the three-year average.
Incentive, Savings and Retirement Plans. During the executive’s continued employment, the executive is entitled to continue to participate in all available incentive and savings plans and programs offered by the Company.
Welfare Benefit Plans. During the executive’s continued employment, the executive and/or the executive’s family or beneficiary, as the case may be, is eligible to participate in and will receive all benefits under generally available welfare benefit plans and programs offered by the Company to similarly situated executives of the Company.

62	2025 Proxy Statement

The CIC Plan — Termination Benefits Following a Change in Control
Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity. Under this scenario:
■
The Company will make a lump sum cash payment to the executive consisting of the aggregate of the following amounts:

■
the sum of (1) the executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation in respect of a completed performance period, but not paid as of the date of termination, (3) a portion of the executive’s average annual incentive awarded during the past three years pro-rated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (4) is referred to as the “Accrued Obligation Payment”); and

■
an amount equal to two times the sum of the executive’s annual base salary and average annual incentive awarded during the past three years.

■
The Company will provide the executive with outplacement services.

■
To the extent not already paid or provided, the Company will pay or provide any other amounts or benefits required to be paid or provided or that the executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits are referred to as the “Other Benefits”).

■
In the event the executive elects continued medical benefit coverage, the Company will reimburse him or her for a period of up to 18 months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid for such coverage had employment continued.

Termination for Death or Incapacity. If an executive’s employment is terminated by reason of the executive’s death or incapacity following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive’s legal representatives, other than for (1) the payment of the Accrued Obligation Payment and (2) the provision by the Company of death benefits or disability benefits, respectively, in accordance with the Company’s welfare benefit plans and programs applicable to full-time officers or employees of the Company as in effect on the date of the change in control or, if more favorable to the executive, at the executive’s deemed date of termination.
Termination for Cause. If the Company or its successor terminates an executive’s employment for cause following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive other than payment of (1) a lump sum payment of the executive’s currently effective annual base salary through the date of termination and (2) Other Benefits, in each case to the extent not already paid or credited.
Termination Other Than for Good Reason. If an executive voluntarily terminates employment following the date of the change in control, excluding a termination for good reason, the executive’s participation in the CIC Plan will terminate without further obligations to the executive, other than for the lump sum payment of the Accrued Obligation Payment (with the exception of any pro-rated annual incentive) and Other Benefits.
Excise Tax Cutback. If the amounts payable to an executive under the CIC Plan trigger payment of an excise tax, an accounting firm designated by the Company prior to the change in control will determine the after-tax benefit to the executive: (1) with the full payment of amounts due and payment by the executive of any resulting excise tax; and (2) after reducing the payment benefits to the extent necessary to avoid triggering the excise tax liability. The executive will be paid the amount that produces the greater after-tax benefit and any excise tax will be paid by the executive.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Upon a Change in Control
The following table provides information with respect to the incremental additional benefits and payments to the NEOs as of December 31, 2024 under the scenarios covered by the CIC Plan described above and our policies and programs assuming their employment is terminated following a change in control.

63

The amounts in the table are in the following categories:
■
Accrued Obligation Payment (as defined on page 63).

■
Base Salary and Annual Incentive. Includes a payment equal to two times the executive’s annual base salary and average annual incentive awarded during the past three years.

■
Long-Term Incentive. Includes the value at December 31, 2024 of unvested options, IM PSUs, TSR PSUs, IM PSUs with RTSR Modifier and RSUs that would be payable in accordance with their terms.

■
Benefit Plans. Includes benefits under the “Executive Salary Continuation Plan,” which is described on page 46.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services for up to one year and, for NEOs who have elected medical benefit coverage, continued medical benefit coverage for up to 18 months.

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Mark Eubanks	Accrued Obligation Payment	—	—	1,300,000	—	1,300,000	1,300,000
	Base Salary and Bonus	—	—	4,600,000	—	—	—
	Long Term Incentive(3)	—	—	16,082,422	—	16,082,422	16,082,422
	Benefit Plans	—	—	—	—	—	2,423,380
	Benefits	—	—	45,393	—	—	—
	Total	—	—	22,027,815	—	17,382,422	19,805,802
Kurt B. McMaken	Accrued Obligation Payment	—	—	587,700	—	587,700	587,700
	Base Salary and Bonus	—	—	2,481,400	—	—	—
	Long Term Incentive(3)	—	—	6,029,308	—	6,029,308	6,029,308
	Benefit Plans	—	—	—	—	—	1,582,467
	Benefits	—	—	45,393	—	—	—
	Total	—	—	9,143,801	—	6,617,008	8,199,475
Daniel J. Castillo	Accrued Obligation Payment	—	—	540,800	—	540,800	540,800
	Base Salary and Bonus	—	—	2,433,600	—	—	—
	Long Term Incentive(3)	—	—	5,397,080	—	5,397,080	5,397,080
	Benefit Plans	—	—	—	—	—	1,638,205
	Benefits	—	—	45,393	—	—	—
	Total	—	—	8,416,873	—	5,937,880	7,576,085
Elizabeth A. Galloway	Accrued Obligation Payment	—	—	363,000	—	363,000	363,000
	Base Salary and Bonus	—	—	1,694,000	—	—	—
	Long Term Incentive(3)	—	—	3,119,484	—	3,119,484	3,119,484
	Benefit Plans	—	—	—	—	—	1,172,916
	Benefits	—	—	45,393	—	—	—
	Total	—	—	5,221,877	—	3,482,484	4,655,400
James K. Parks	Accrued Obligation Payment	—	—	378,136	—	378,136	378,136
	Base Salary and Bonus	—	—	1,796,271	—	—	—
	Long Term Incentive(3)	—	—	2,553,030	2,553,030	2,553,030	2,553,030
	Benefit Plans	—	—	—	—	—	1,260,158
	Benefits	—	—	22,080	—	—	—
	Total	—	—	4,749,517	2,553,030	2,931,166	4,191,324

(1)
Amounts under the Company’s short-term and long-term disability programs are not included as they are provided on a broad basis to U.S. employees.

64	2025 Proxy Statement

(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.88%.

(3)
Unvested options are valued based on the difference between the closing price of Common Stock at December 31, 2024, as reported on the NYSE, and the option’s exercise price. If the option’s exercise price is greater than the December 31, 2024 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Common Stock at December 31, 2024. Unvested TSR PSUs, IM PSUs with RTSR Modifier and IM PSUs are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 31, 2024.

65

CEO Pay Ratio for 2024
As required by SEC rules, we are providing our shareholders the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. Below is the (i) 2024 annual total compensation of our median employee; (ii) 2024 annual total compensation of our CEO; (iii) the ratio of the annual total compensation of the CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio for 2024.
Also provided below is a supplementary disclosure of our U.S. only pay ratio. The U.S. only pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful context given the vast majority of our employee population resides outside of the U.S., the majority of which are in countries with lower costs and wages.
Median Employee Total Annual Compensation ($)	CEO Total Compensation ($)	CEO to Median Employee Pay Ratio	Market	Employee Status
11,958	8,349,563	699:1	All markets (U.S. and international excluding Indonesia)	full-time, part-time, seasonal, temporary
58,614	8,349,563	143:1	U.S. only	full-time, part-time, seasonal, temporary
Methodology
Identified Median Employee. In accordance with Item 402(u) of Regulation S-K (“Item 402(u)”), we began by using the same median employee included in our 2023 proxy statement because there has been no material change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. However, after review of that employee’s 2023 pay, we identified an anomalous compensation characteristic of significant overtime and increased hours, which materially increased the employee’s 2023 pay and which was not universal across the employee population. Therefore, we reviewed the 2023 compensation of the next higher paid employee included in the median range in 2022 and determined that such employee’s pay did not have anomalous compensation characteristics for 2023. As a result, we substituted that next higher paid employee as our 2023 median employee in our 2024 proxy statement, as permitted by Item 402(u), and we also determined to use that same employee as our 2024 median employee in this Proxy Statement, as permitted by Item 402(u).
Calculated CEO Pay Ratio. We calculated the annual total compensation in 2024 for our CEO under the reporting rules for disclosing NEO compensation in the Summary Compensation Table. For the year ended December 31, 2024, the total compensation for Mr. Eubanks, was $8,349,563 as reported in the Summary Compensation Table on page 50. We then calculated the ratio of the annual total compensation of our CEO to that of our median employee for 2024.
Facts to Consider Regarding Our Employees
■
As of December 31, 2024, approximately 88% of the Company’s employees are located outside of the U.S., excluding the Indonesian population.

■
Of this 88%, the majority of which are located in lower wage geographies, where the average annual salary is less than 50% of the average salary for our U.S. employees.

Given that 88% of the Company’s employees (excluding the Indonesian population) are located outside of the U.S., mostly in lower wage geographies, and that a vast majority of the positions are hourly direct labor, many of whom are temporary or seasonal employees, whose compensation is not annualized per the SEC rules, the compensation of our median global employee (who is employed outside of the U.S.) is significantly lower than our U.S. employee base, which leads to a higher global CEO pay ratio.

66	2025 Proxy Statement

In light of the significant percentage of employees located outside of the U.S., we also conducted a review of the 2024 taxable wages employees in the U.S. We began by using the same U.S.-based median employee used in our last two proxy statements. However, after determining that the employee had been terminated from the Company, we reviewed the 2024 compensation of the employees included in the median range in 2022 and substituted with another employee with substantially similar compensation to that of our 2022 median employee.
The pay ratios included in this information are reasonable estimates, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

67

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” to our CEO (or “PEO”) and to other NEOs (“Non-PEO NEOs”) and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis,” beginning on page 28.
Year (a)	Summary Comp. Total For PEO (Pertz)(1)(2) ($) (b)	Comp. Actually Paid to PEO (Pertz)(3) ($) (c)	Summary Comp. Table Total For PEO (Eubanks)(1)(2) ($) (d)	Comp. Actually Paid to PEO (Eubanks)(4)(5) ($) (e)	Average Summary Comp. Table Total For Non-PEO NEOs(6) ($) (f)	Average Compensation Actually Paid to Non- PEO NEOs(5)(7) ($) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income(10) ($) (mil) (j)	Adjusted EBITDA(11) ($) (mil) (k)
							TSR(8) ($) (h)	Peer Group TSR(9) ($) (i)
2024	—	—	8,349,563	11,707,918	2,551,218	2,938,155	106.46	248.51	174.7	911.9
2023	—	—	7,224,045	12,983,020	2,389,414	4,930,827	100.66	234.98	87.7	867.2
2022	6,407,543	6,921,382	5,998,572	5,715,405	3,196,317	3,106,223	61.45	143.44	170.6	788.3
2021	11,405,920	10,365,522	—	—	2,153,145	1,722,376	74.01	147.76	105.2	682.6
2020	13,901,789	4,380,602	—	—	2,617,295	1,914,878	80.45	111.48	16.0	566.0

(1)
Mr. Pertz served as the Company’s President and CEO from June 9, 2016 until May 6, 2022, when he transitioned to and served in the role of Executive Chairman until his retirement on May 5, 2023. Mr. Eubanks was appointed President and CEO of the Company on May 6, 2022.

(2)
The dollar amounts reported in columns (b) and (d) are the amounts of total compensation reported for Messrs. Pertz and Eubanks, respectively, in the “Total” column of the Summary Compensation Table in the covered year, except for the amount of total compensation for Mr. Eubanks in the “Total” column of the Summary Compensation Table for 2021, which is included in the calculation of column (f) because, in 2021, Mr. Eubanks was serving as Executive Vice President and COO of the Company.

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Pertz in 2022, 2021 and 2020, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Pertz during the applicable year.

	2022	2021	2020
Total Compensation for Mr. Pertz as reported in the Summary Compensation Table for the covered fiscal year	$6,407,543	$11,405,920	$13,901,789
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(3,855,858)	(8,909,828)	(11,499,846)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	3,333,311	10,006,043	10,140,498
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	712,867	(2,304,698)	(8,241,301)
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	323,519	269,652	79,463
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	(101,567)	—
Compensation Actually Paid to Mr. Pertz(a)	6,921,382	10,365,522	4,380,602

(a)
Amounts may not add due to rounding.

68	2025 Proxy Statement

(4)
The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Eubanks in 2024, 2023 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eubanks during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Eubanks’ total compensation for 2024 to determine the compensation actually paid:

	2024	2023(a)	2022
Total Compensation for Mr. Eubanks as reported in the Summary Compensation Table for the covered fiscal year	$8,349,563	$7,224,045	$5,998,572
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(5,699,958)	(4,799,958)	(3,556,168)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	6,418,322	7,785,046	3,315,123
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	2,668,900	2,773,887	(267,126)
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	(28,909)	—	225,004
Compensation Actually Paid to Mr. Eubanks(b)	11,707,918	12,983,020	5,715,405

(a)
The amounts for 2023 have been restated to reflect the fair value of unvested performance-based awards at 200% instead of 100% based on the probable outcome of such performance-based vesting conditions as of the last day of 2023.

(b)
Amounts may not add due to rounding.

(5)
The amounts for 2023 have been restated to reflect the fair value of unvested performance-based awards at 200% instead of 100% based on the probable outcome of such performance-based vesting conditions as of the last day of 2023.

(6)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Eubanks for 2024 and 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Eubanks for 2024 and 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) included for the purposes of calculating the average amounts in each applicable year are as follows: (1) for 2024 and 2023, Kurt McMaken, Daniel Castillo, Elizabeth Galloway and James Parks; (2) for 2022, Kurt McMaken, Michael Beech, Daniel Castillo, Rohan Pal and Ronald Domanico; (3) for 2021, Ronald Domanico, Mark Eubanks, Michael Beech, Rohan Pal and Raphael Shemanski; and (4) for 2020, Ronald Domanico, Michael Beech, Dana O’Brien and Raphael Shemanski.

(7)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Eubanks for 2024 and 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Eubanks for 2024 and 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group for 2024 (excluding Mr. Eubanks) to determine the compensation actually paid:

	2024	2023(a)	2022	2021	2020
Average Total Compensation for non-CEO NEOs as reported in the Summary Compensation Table for the covered fiscal year	$2,551,218	$2,389,414	$3,196,317	$2,153,145	$2,617,295
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(1,212,410)	(1,337,444)	(1,719,833)	(1,259,854)	(1,587,256)

69

	2024	2023(a)	2022	2021	2020
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	1,365,209	2,086,270	1,750,569	1,048,473	1,410,262
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	197,617	1,788,177	(128,775)	(535,166)	(960,387)
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	36,521	4,409	7,995	542,747	434,964
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	—	(226,969)	—
Compensation Actually Paid to non-CEO NEOs	2,938,155	4,930,827	3,106,223	1,722,376	1,914,878

(a)
The amounts for 2023 have been restated to reflect the fair value of unvested performance-based awards at 200% instead of 100% based on the probable outcome of such performance-based vesting conditions as of the last day of 2023.

(8)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(9)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s peer group as disclosed in the 2024 10-K (the “2024 10-K Peer Group”). The companies included in the peer group are Cintas Corporation, Iron Mountain, Inc., Euronet Worldwide, Inc., UniFirst Corporation and Waste Management, Inc. The Company removed Stericycle, Inc. from its 2024 10-K Peer Group due to the fact it was acquired by Waste Management, Inc. in November 2024.

(10)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(11)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. See Appendix A to this Proxy Statement and pages 34 to 38 of our 2024 10-K for a reconciliation of adjusted EBITDA to its most directly comparable GAAP financial measure.

Financial Performance Measures
As described in greater detail in our “Compensation Discussion and Analysis,” beginning on page 28, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Although the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
■
Adjusted EBITDA

■
Non-GAAP operating profit

70	2025 Proxy Statement

■
Revenue

■
AMS/DRS revenue

■
Free cash flow before dividends

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance Table.
Compensation Actually Paid and Net Income. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks, as applicable, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s net income for the applicable years. Although the Company does not use net income as a performance measure in the overall executive compensation program, the Company believes net income is correlated with adjusted EBITDA, which is the financial metric used in the IM PSU awards for NEOs, which represents the largest component of NEO compensation, designed to reward NEOs for achievement of annual and long-term goals.
Compensation Actually Paid and Adjusted EBITDA. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks, as applicable, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s adjusted EBITDA for the applicable years. As described above, adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Adjusted EBITDA is the financial metric used in the IM PSU awards for NEOs, which represents the largest component of a NEO’s compensation, designed to reward executives for achievement of annual and long-term goals.

71

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Adjusted EBITDA (millions)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$566.0
$682.6
$788.3
$867.2
$911.9
2020
2021
2022
2023
2024
Pertz
Eubanks
Average of Non-PEO NEOs
Adjusted EBITDA

Compensation Actually Paid and Cumulative TSR. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks, as applicable, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s cumulative TSR and cumulative TSR for the Company’s peer group for the applicable years.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Cumulative TSR
(Value of initial $100 investment)
$300
$250
$200
$150
$100
$50
$0
$111
$80
$148
$74
$143
$61
$235
$101
$249
$106
2020
2021
2022
2023
2024
Pertz
Eubanks
Average of Non-PEO NEOs
BCO TSR
Peer TSR

72	2025 Proxy Statement

Director Compensation
We have a non-employee director compensation program designed to attract non-employee directors and to further advance the interests of the Company and its shareholders with both cash and equity compensation. Employee directors do not receive any compensation under this program.
The Corporate Governance Committee of the Board is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors. If appropriate, the Corporate Governance Committee will recommend changes to the Board regarding the non-employee director compensation program design, pay levels and administration.
In 2023, the Corporate Governance Committee retained FW Cook as an independent compensation consultant to conduct a competitive review of non-employee director compensation using the Proxy Peer Group used to benchmark executive compensation, as discussed beginning on page 36. The table below sets forth the compensation elements and values that reflect adjustments approved by the Board, upon the Corporate Governance Committee’s recommendation, following the 2023 review by FW Cook. There were no changes to non-employee director compensation in 2024.
The following table describes the key components of the non-employee director compensation program as of December 31, 2024.
Compensation Element	2024 Value ($)	Additional Information
Annual Retainer	85,000	Paid in cash.*
Deferred Stock Units (“DSUs”)	150,000	Annual grant of DSUs approved by the Board. DSUs vest on the first anniversary of the grant date and, in general, will be forfeited if the director leaves before the DSUs vest. DSUs are settled in Common Stock on a one-for-one basis on the first anniversary of the grant date.
Non-Executive Chairman Fee	125,000	50% paid in cash and 50% paid in Common Stock to the Company’s non-executive Chairman.
Committee Chair Retainers	25,000	Paid in cash to the Chair of the Audit Committee.
	20,000	Paid in cash to the Chair of the Compensation Committee.
	15,000	Paid in cash to the Chairs of the Corporate Governance and Finance Committees.
Non-Chair Committee Retainers	12,500	Paid in cash to each non-Chair member of the Audit Committee.
	10,000	Paid in cash to each non-Chair member of the Compensation Committee.
	7,500	Paid in cash to each non-Chair member of the Corporate Governance and Finance Committees.

*
Directors are eligible to receive special meeting fees in the event that the Board or any committee holds more than five additional meetings (other than those planned for the year) in the amount of $1,750 per in-person meeting and $1,500 per telephonic meeting.

73

Director Equity Compensation
Under the terms of the 2024 Equity Incentive Plan, directors receive equity awards, including the annual grant of DSUs. Pursuant to the terms of the plan, the Board may grant non-employee directors equity awards, including options, stock appreciation rights, restricted stock, other stock-based awards or any combination thereof which, when combined with any cash compensation received or to be received by the director for services as a director, may not exceed a maximum grant date value of $750,000 during any fiscal year (excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding awards). The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award.
Under the 2024 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date, as reported on the NYSE, and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures approved by the Compensation Committee.
In 2024, directors received grants of DSUs that vest and will be settled in Common Stock on a one-for-one basis on the first anniversary of the grant date. In general, DSUs are forfeited if a director leaves before the vesting date. The Chairman of the Board received a portion of his annual fee in the form of Common Stock, and certain directors elected to receive all or a portion of their 2024 annual retainers and/or fees in the form of Common Stock. More information about Common Stock held by directors appears under “Stock Ownership,” beginning on page 77.
Stock Ownership Guideline
Non-employee directors are required to meet a stock ownership guideline of five times the annual Board cash retainer. Until a director has met the ownership guideline, he or she must hold at least 50% of any shares acquired through vesting of equity awards. The Corporate Governance Committee annually reviews directors’ compliance with the guideline. Shares counted towards the ownership guideline include Common Stock, deferred stock units, shares of restricted stock and unvested and vested RSUs, but not unexercised stock options.
Plan for Deferral of Directors’ Fees
Under the Plan for Deferral of Directors’ Fees (the “Deferral Plan”), a director may elect to defer receipt of his or her cash retainer, fees, and/or dividend equivalent payments (if any) to future years, into one or more investment options, in amounts between 10% and 100%. Distributions from a director’s account, which may be made before or after a director ceases to be a member of the Board, generally will be made in a single lump sum distribution; however, a director may elect, in accordance with the Deferral Plan, to receive a distribution in up to ten equal annual installments.
Under the Deferral Plan, a director may also elect to defer equity awards, including DSUs and retainer fees elected to be paid in shares of Common Stock. Distributions of deferred equity awards will be made in a single lump sum distribution of Common Stock on a one-for-one basis. Directors may elect to have these deferred equity awards distributed on a specified date, or after their separation from service on the Board.
Business Travel Accident Insurance Plan
The Company provides directors with insurance benefits payable in the event of their death, dismemberment, loss of sight, speech, hearing or permanent and total disability if the loss occurs as a result of an accident while the director is traveling on Company business.

74	2025 Proxy Statement

2024 Director Compensation Table
The following table presents information relating to total compensation of the non-employee directors for the year ended December 31, 2024:
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Kathie J. Andrade	112,500	149,921	—	262,421
Paul G. Boynton	42,500	149,921	10,349	202,769
Ian D. Clough	117,500	149,921	10,843	278,264
Susan E. Docherty	112,500	149,921	—	262,421
Michael J. Herling	165,000	212,421	14,605	392,026
A. Louis Parker	105,000	149,921	—	254,921
Timothy J. Tynan	102,500	149,921	16,493	268,914
Keith R. Wyche	105,000	149,921	—	254,921

(1)
Mr. Eubanks is not included in this table because he is an executive officer and receives no additional compensation for his service as a director. Mr. Eubanks’ compensation for service as an executive officer is included in the Summary Compensation Table, beginning on page 50.

(2)
Represents the grant date fair value in 2024 related to the allocation of DSUs representing shares of Common Stock to each non-employee director under the terms of the 2024 Equity Incentive Plan and the grant date fair value of stock awards made to Mr. Herling as a portion of his compensation for service as Chairman of the Board from January 1, 2024 until December 31, 2024.

The following table sets forth (a) the number of DSUs granted to each non-employee director during the year ended December 31, 2024, (b) the aggregate grant date fair value of the DSUs granted to each non-employee director during the year ended December 31, 2024 and (c) the aggregate number of DSUs credited to each non-employee director as of December 31, 2024:
Name	Deferred Stock Units Granted in 2024	Grant Date Fair Value(a) $	Total Deferred Stock Units Held
Ms. Andrade	1,705	149,921	1,705
Mr. Boynton	1,705	149,921	39,476
Mr. Clough	1,705	149,921	1,705
Ms. Docherty	1,705	149,921	1,705
Mr. Herling	1,705	149,921	23,244
Mr. Parker	1,705	149,921	1,705
Mr. Tynan	1,705	149,921	8,085
Mr. Wyche	1,705	149,921	1,705
All Non-Employee Directors as a Group (8 persons)	13,640	1,199,365	79,330

(a)
The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the closing quoted sale prices of Common Stock, as reported on the NYSE on May 2, 2024, the date of grant.

(3)
Includes 2024 matching charitable awards made by Brink’s in 2024 as part of the Company’s matching gifts program (which is available to all employees and directors of the Company), in the amounts of $10,000 for Mr. Boynton, $10,000 for Mr. Herling and $10,000 for Mr. Tynan. Under the Company’s matching gifts program, the Company matches charitable gifts made by full-time employees and directors to eligible educational and cultural institutions, social service community organizations, hospitals and environmental organizations. Also reflects the value of the perquisites and other personal benefits provided in 2024 in connection with attendance at a meeting of the Board, in the amounts of $349 for Mr. Boynton, $10,843 for Mr. Clough, $4,605 for Mr. Herling and $6,493 for Mr. Tynan. For purposes of computing the dollar amounts of these items, the Company used the actual cost of providing the perquisite or other personal benefit to the non-employee director.

75

Directors’ Stock Accumulation Plan
Prior to 2015, the Board granted awards of Directors’ Stock Accumulation Plan units (“DSAP Units”) under the Directors’ Stock Accumulation Plan, which expired by its terms on May 15, 2014. DSAP Units vested one year from their grant dates and are settled in Common Stock on a one-for-one basis after a director’s separation from service on the Board. Both Messrs. Boynton and Herling hold DSAP Units. As of December 31, 2024, Mr. Boynton held a total number of 4,822 DSAP Units and Mr. Herling held a total number of 5,927 DSAP Units. Mmes. Andrade and Docherty and Messrs. Clough, Parker, Tynan and Wyche joined the Board after the Directors’ Stock Accumulation Plan expired, and therefore do not have any DSAP Units.

76	2025 Proxy Statement

Stock Ownership
Directors and Officers
The following table shows the beneficial ownership of our common shares as of March 3, 2025 by our directors, NEOs and all of our current directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 3, 2025. Except as otherwise indicated, a person has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.
Name of Individual or Identity of Group	Number of Shares Beneficially Owned(a)	Percent of Class*	Number of Other Units Owned(b)(c)(d)
Ms. Andrade	10,974	*	1,705
Mr. Boynton	36,162	*	17,675
Mr. Castillo	32,616	*	15,385
Mr. Clough	26,711	*	1,705
Ms. Docherty	16,829	*	1,705
Mr. Eubanks	82,210	*	49,178
Ms. Galloway	5,449	*	22,073
Mr. Herling	23,754	*	20,194
Mr. McMaken	43,872	*	15,197
Mr. Parker	5,438	*	1,705
Mr. Parks	15,738	*	22,293
Mr. Tynan	9,052	*	1,705
Mr. Wyche	2,452	*	1,705
All current directors and executive officers as a group(e) (14 persons)	311,257	*	176,268

*
Percentage is based on 43,140,100 shares of Common Stock outstanding as of March 3, 2025. None of such individuals beneficially owns more than 1% of the outstanding Common Stock.

(a)
Includes, for the following directors and NEOs, shares of Common Stock that could be acquired within 60 days after March 3, 2025: (1) for Mr. Parks, upon exercise of options awarded under the Company’s 2017 Equity Incentive Plan; (2) for Mr. Eubanks, upon vesting of RSUs awarded under the Company’s the 2017 Equity Incentive Plan; and (3) for each of Messrs. Boynton, Herling and Tynan, upon settlement of units credited to his account under the Directors’ Stock Accumulation Plan and/or the Plan for Deferral of Directors’ Fees, as follows:

Mr. Boynton	14,361
Mr. Eubanks	1,869
Mr. Herling	5,927
Mr. Parks	2,784
Mr. Tynan	1,172

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(b)
Each non-employee director also holds DSUs that have been credited to his or her account on or prior to March 3, 2025: (1) under the Non-Employee Directors’ Equity Plan, which will be settled in Common Stock on a one-for-one basis six months after a director’s separation from service on the Board; and (2) under the Company’s 2024 Equity Incentive Plan, as, which were or will be settled in Common Stock on a one-for-one basis upon vesting. For additional information about the DSUs, see “Director Compensation.”

(c)
Each NEO also holds: (1) units representing shares of Common Stock that have been credited to the executive’s account on or prior to March 3, 2025, under the Deferred Compensation Program (“Deferred Compensation Units”), which will be settled in Common Stock on a one-for-one basis on a date selected by the individual or six months after the individual’s separation from service, and (2) unvested RSUs issued under the Company’s 2017 Equity Incentive Plan and 2024 Equity Incentive Plan that will not vest within 60 days of March 3, 2025, which will be settled in Common Stock on a one-for-one basis after a vesting period, as follows:

	Deferred Compensation Units	Restricted Stock Units	Total
Mr. Eubanks	12,121	37,057	49,178
Mr. McMaken	2,949	12,248	15,197
Mr. Castillo	2,456	12,929	15,385
Ms. Galloway	1,362	20,711	22,073
Mr. Parks	16,936	5,357	22,293
For additional information about the Deferred Compensation Units, see the 2024 Non-qualified Deferred Compensation Table on page 56 and 2024 Grants of Plan-Based Awards Table on page 52.
(e)
Includes ownership by Guillermo Peschard Mijares, the Company’s Executive Vice President and President, Latin America.

78	2025 Proxy Statement

Certain Beneficial Owners
The following table sets forth the only persons known to the Company to be deemed beneficial owners of five percent or more of the outstanding Common Stock as of the dates set forth in the footnotes to the table:
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(a)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,619,581(b)	13.03%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,598,937(c)	10.66%
FMR LLC (Fidelity Investments) 245 Summer Street Boston, MA 02210	4,494,678(d)	10.42%
William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	2,323,668(e)	5.39%

(a)
Percentage is based on 43,140,100 shares of Common Stock outstanding as of March 3, 2025.

(b)
Based solely on Amendment No. 14 to Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock and certain subsidiaries had sole voting power of 5,566,377 shares of Common Stock and sole dispositive power over 5,619,581 shares of Common Stock.

(c)
Based solely on Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard had shared voting power over 84,825 shares of Common Stock, sole dispositive power over 4,464,798 shares of Common Stock and shared dispositive power over 134,139 shares of Common Stock.

(d)
Based solely on Amendment No. 6 to Schedule 13G filed with the SEC on November 7, 2024 by FMR LLC (“FMR”), FMR had sole voting power over 4,492,111 shares of Common Stock and sole dispositive power over 4,494,678 shares of Common Stock and FMR and Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR, had sole dispositive power over 4,494,678 shares of Common Stock.

(e)
Based solely on Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2025 by William Blair Investment Management, LLC (“William Blair”), William Blair had sole voting power over 2,078,640 shares of Common Stock and sole dispositive power over 2,323,668 shares of Common Stock.

79

Equity Compensation Plan Information
The following table provides information, as of December 31, 2024, regarding shares that may be issued under equity compensation plans currently maintained by the Company:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,383,056(1)	$84.17(2)	3,753,839
Equity compensation plans not approved by security holders	—
Total	1,383,056	84.17	3,753,839

(1)
Includes units credited or awarded under the Deferred Compensation Program, the Directors’ Stock Accumulation Plan, 2017 Equity Incentive Plan, 2024 Equity Incentive Plan, the Non-Employee Directors’ Equity Plan and the Plan for Deferral of Directors’ Fees. IM PSUs and TSR PSUs awarded during 2022 under the 2017 Equity Incentive Plan are included at the amounts calculated based on performance results certified by the Compensation Committee in February 2025, which was 200% of target for such IM PSUs and 124% of target for such TSR PSUs. IM PSUs with RTSR Modifier awarded during 2023 and 2024 under the Company’s 2017 Equity Incentive Plan and 2024 Equity Incentive Plan, as applicable, are included at target. The number of shares to be paid, if any, following the conclusion of the applicable performance measurement period, will depend on the Company’s achievement of pre-established performance goals and the Company’s TSR relative to a company-defined peer group, as well as any applicable vesting requirements. See “Long-Term Incentive Compensation,” beginning on page 42.

(2)
Does not include awards described in footnote (1).

80	2025 Proxy Statement

Proposal No. 3 — Approval of the Selection of Independent Registered Public Accounting Firm
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee has, subject to shareholder approval, selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Board recommends approval of such selection by the shareholders. The Audit Committee is directly responsible for the selection, evaluation, compensation (including negotiation of fees), retention and oversight of the Company’s independent registered public accounting firm. In order to assure the continued independence of the firm, the Audit Committee periodically considers whether there should be rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the firm’s lead engagement partner, the Audit Committee, led by its Chair, is directly involved in the selection of the new lead engagement partner.
One or more representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board has not determined what action it would take if the shareholders do not approve the selection of KPMG, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is approved, the Audit Committee, exercising its own discretion, may select different auditors at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our shareholders.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended December 31, 2024 and December 31, 2023:
	2024 ($)	2023 ($)
	(In thousands)
Audit Fees	8,199	8,852
Audit-Related Fees	28	195
Tax Fees	390	455
All Other Fees	340	146
Total Fees	8,957	9,648
Audit Fees are primarily for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002) and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees primarily include fees for assurance services that are reasonably related to the audit of the Company’s consolidated financial statements.
Tax Fees primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and restructurings, as well as other services related to tax disclosure and filing requirements.

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All Other Fees are for services provided to the Company not otherwise included in the categories above and consisted primarily of a comfort letter in connection with the issuance of senior unsecured notes in June 2024.
The Audit Committee approves all audit and non-audit related fees of the independent registered public accounting firm.
Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by KPMG was compatible with maintaining KPMG’s independence.
Procedures for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted written procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the members of the Company’s Legal and Finance Departments to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update of these audit and non-audit engagements at each regular meeting.

82	2025 Proxy Statement

Audit and Ethics Committee Report
In accordance with the Audit Committee charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2024, the Audit Committee met seven times, and the Audit Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).
In connection with the responsibilities set forth in its charter, the Audit Committee has:
■
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and KPMG, the Company’s independent auditors;

■
discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

■
received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Ian D. Clough, Chair
Kathie J. Andrade
A. Louis Parker
Keith R. Wyche

83

Questions and Answers About the Annual Meeting
Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the accompanying notice. The Annual Meeting will be held on May 8, 2025, at 10:00 a.m., Central Time, at the offices of McGuireWoods LLP, 2601 Olive Street, Suite 100, Dallas, Texas 75201.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Kurt B. McMaken and Elizabeth P. Davis have been designated as proxies for the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions. You can vote your proxy on the Internet by following the instructions on the enclosed proxy card, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
Who is entitled to vote at the Annual Meeting?
You are entitled to notice of the Annual Meeting and may vote your shares of Common Stock if you owned them as of the close of business March 6, 2025, which is the date that the Board has designated as the record date for the Annual Meeting. On March 6, 2025, the Company had outstanding 43,201,524 shares of Common Stock. Each share of Common Stock is entitled to one vote.
How do I vote at the Annual Meeting?
If your shares of Common Stock are registered directly in your name, you may vote by QR code, telephone or Internet, following the instructions on the enclosed proxy card, or you may vote by mail by completing, signing, dating and mailing the enclosed proxy card. You may also attend the Annual Meeting and vote in person.
If your shares of Common Stock are held in street name (i.e., held for your account by a broker, bank or other nominee) (“Brokers’ Shares”), your broker, bank or other nominee should give you instructions for voting your shares. You may vote by Internet, telephone or mail as instructed by your broker, bank or other nominee. You may also vote in person if you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote your shares at the Annual Meeting, and you bring verification of your ownership of shares of Common Stock to the Annual Meeting (e.g., a bank or brokerage firm account statement).
To attend the meeting in person, you must also present a valid, government-issued picture identification.
How do I obtain directions to attend the Annual Meeting and vote in person?
To obtain directions to the Annual Meeting and vote in person, please contact the Corporate Secretary of the Company at (804) 289-9600.
What am I being asked to vote on?
The proposals scheduled to be voted on are:
(1)
The election of directors named in this Proxy Statement for a one-year term;

84	2025 Proxy Statement

(2)
The advisory resolution to approve NEO compensation; and

(3)
The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

What are the Board’s recommendations?
The Board recommends a vote FOR:
(1)
The election of directors named in this Proxy Statement for a one-year term;

(2)
The advisory resolution to approve NEO compensation; and

(3)
The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and Brokers’ Shares voted by brokers are included in determining the number of votes present. Brokers’ Shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
What is a broker non-vote?
Under the rules of the NYSE, a broker may vote Brokers’ Shares in its discretion on “routine matters,” but a broker may not vote on proposals that are not considered “routine.” When a proposal is a non-routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. This is commonly called a “broker non-vote.”
How many votes are needed to approve each proposal?
The following table summarizes the vote required to approve each proposal and the effects of abstentions, broker non-votes, and signed, but unmarked proxy cards, on the tabulation of votes for each proposal.
For any other business that may properly come before the Annual Meeting, proxies will be voted in accordance with the judgment of the person voting the proxies.
Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Share/Effect of Broker Non-Votes	Signed but Unmarked Proxy Cards
1.	Election of director nominees set forth in this Proxy Statement for a one-year term	Votes cast in favor must exceed the votes cast opposing the election of each director	No effect	Not voted/ no effect	Voted “FOR”
2.	Approval of an advisory resolution to approve NEO compensation	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
3.	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2025	Votes cast in favor must exceed the votes cast opposing the action	No effect	Discretionary vote by broker	Voted “FOR”
The Company’s Bylaws provide that the Chairman of the Annual Meeting will determine the order of business and the voting and other procedures to be observed at the Annual Meeting. The Chairman of the Annual Meeting is authorized to

85

declare whether any business is properly brought before the Annual Meeting, and business not properly brought before the Annual Meeting will not be transacted. We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.
Can I revoke my proxy?
The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later time. A proxy may also be revoked by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute a revocation.
Who pays for the solicitation of votes?
The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with their solicitation efforts. The Company has retained Georgeson LLC to perform proxy advisory and solicitation services. The fee of Georgeson LLC in connection with the Annual Meeting is estimated to be approximately $16,000, plus reimbursement of out-of-pocket expenses.
Who will count the votes?
Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, which will then be certified by the Company’s transfer agent, Equiniti Trust Company, a representative of which will serve as the Inspector of Election.

86	2025 Proxy Statement

Shareholder Reference Information
Shareholder Proposals and Director Nominations
Under the regulations of the SEC, any shareholder desiring to submit a proposal pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) to be acted upon at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) must cause such proposal to be delivered, in proper form, to the Corporate Secretary at the address provided in the following section, “Availability of Documents,” no later than November 21, 2025 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.
To nominate a director at the 2026 Annual Meeting, a shareholder must satisfy conditions specified in the Bylaws. A shareholder who wishes to suggest potential nominees to the Board for consideration should write to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 22, stating in detail the qualifications of such nominees for consideration. The Bylaws also prescribe the procedures a shareholder must follow to bring business (other than pursuant to Rule 14a-8) before the annual meetings of shareholders. For a shareholder to nominate a director or directors at the 2026 Annual Meeting, other than the nomination of a director for inclusion in the Company’s Proxy Statement, or bring other business before the 2026 Annual Meeting, notice must be received by the Corporate Secretary at the principal office of the Company not later than the close of business on January 8, 2026, nor earlier than the close of business on November 9, 2025. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the Bylaws.
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of Common Stock continuously for at least three years, is eligible to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors on the Board) in the Company’s proxy materials for the 2026 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to do so, must give notice in writing of the proposed nomination, along with certain nomination materials, to the Secretary of the Company, delivered by November 21, 2025. The notice and accompanying nomination materials must meet the requirements set forth in the Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Company nominees at the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026.
Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Corporate Secretary.
Availability of Documents
The Company’s Internet address is www.brinks.com. The Company makes available, free of charge, through its website at www.brinks.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Corporate Governance Guidelines, Code of Ethics and the charters of the Audit, Compensation, Corporate Governance and Finance Committees also are available on the Company’s website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at the mailing address of the principal executive office of the Company at 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100 or by phone at (804) 289-9600.
Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to shareholders to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or 2024 Annual Report by contacting the Corporate Secretary at the address listed above under “Availability of Documents.” Beneficial owners with the same address who receive more than one Proxy

87

Statement and 2024 Annual Report may request delivery of a single Proxy Statement and 2024 Annual Report by contacting the Corporate Secretary as described above.
Incorporation by Reference
The reconciliation of our non-GAAP financial measures in Part II, Item 7 beginning on page 34 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is hereby incorporated by reference into this Proxy Statement.
ELIZABETH P. DAVIS
Assistant Secretary
March 21, 2025

88	2025 Proxy Statement

Voluntary Electronic Delivery of Proxy Materials
Electronic Delivery supports our Sustainability Goals
Embedding sustainability further into our business strategy is enhancing our performance and differentiating Brink’s with our stakeholders. There is significant focus on the impact we have on the environment, society and the way we apply rigorous governance standards across our global operations. The objective is to maximize total value creation by leveraging responsible stewardship to generate sustainable, profitable growth. To support our sustainability efforts, please consider electronic delivery of your proxy materials. See below for how you can elect for your materials to be delivered electronically in the future.
Combined with your adoption of electronic delivery of proxy materials, and the elimination of 26,575 sets of proxy materials, we can reduce the impact on the environment by:
Using 51 fewer tons of wood, or the equivalent of 308 trees	Saving 275,000 gallons of water, or the equivalent of filling 13.75 swimming pool	Using 328 million fewer BTUs, or the equivalent of the amount of energy used by 391 refrigerators for one year
Eliminating 15,200 pounds of solid waste	Using 231,000 fewer pounds of GHG, including CO2, or the emissions of 21 automobiles running for one year	Eliminating 20.6 pounds of hazardous air pollutants
25,745 Pounds of paper saved	4.8 Acres of forest spared
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

With your control number available, please visit www.proxyvote.com or scan the QR code to enroll in electronic delivery.

89

Appendix A
Non-GAAP Reconciliation
Non-GAAP measures described below and included in this Proxy Statement are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations.
These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliation in the table below includes adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit and free cash flow before dividends, are utilized as performance measures in certain management incentive compensation plans.
Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.
In addition to the rationale described above, we believe the following non-GAAP metric is helpful to investors in assessing results of operations consistent with how our management evaluates performance:
■
Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink’s and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustments, share-based compensation and marketable securities (gain) loss.

Reconciliation of Non-GAAP to GAAP Measures
Non-GAAP measures are reconciled to comparable GAAP measures in the table below and include the following:
Reorganization and Restructuring. Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items include primarily severance charges and asset impairment losses. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company’s operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
As a result of other restructuring actions, we recognized $66.6 million of net costs in operating profit and $0.6 million of costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. We recognized $43.6 million of net costs in 2021, primarily severance costs.
Acquisitions and dispositions. Certain acquisition and disposition items are not part of the Company’s operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted

A-1

by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results.
These items are described below:
2021 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $47.7 million in 2021.

■
We incurred $10.5 million in integration costs, primarily related to G4S, in 2021.

■
Transaction costs related to business acquisitions were $6.5 million in 2021.

■
Restructuring costs related to acquisitions were $5.3 million in 2021.

■
Compensation expense related to the retention of key PAI employees was $1.8 million in 2021.

2020 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $35.1 million in 2020.

■
We incurred $23.5 million in integration costs, primarily related to Dunbar and G4S, in 2020.

■
Transaction costs related to business acquisitions were $19.3 million in 2020.

■
Restructuring costs related to acquisitions were $4.7 million in 2020.

Argentina highly inflationary impact. Beginning in the third quarter of 2018, we designated Argentina’s economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. These non-cash charges are not part of the Company’s operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Chile antitrust matter. We recognized an estimated loss of $9.5 million in the third quarter of 2021 related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or “FNE” (the Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company’s operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Internal loss. We recorded charges and gains associated with the impact of actions by a former non-management employee in our U.S. global services operations. The former employee embezzled funds from Brink’s and, in an effort to cover up the embezzlement, intentionally misstated the underlying accounts receivable subledger data. We incurred costs to reconstruct the accounts receivable subledger, to reserve for uncollectible receivables and for legal expenses to recover insurance claims. Subsequently, we recognized gains as we collected previously reserved receivables and the insurance claims. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million and $1.3 million of legal charges. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries. Both the expenses and the gains related to this matter are not part of the Company’s operations and revenue generating activities.

A-2	2025 Proxy Statement

Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges or gains within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Reporting compliance. We incurred certain compliance costs related to the implementation and January 1, 2019 adoption of the new lease accounting standard, primarily third-party costs ($0.5 million in 2020, and no significant amounts in the other period presented). These third-party costs are not part of the Company’s operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.
Retirement plans. We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non-cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company’s operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results.
2020 — 2021 Non-GAAP Results Reconciled to GAAP
The Brink’s Company and subsidiaries
(In millions)
	Full Year 2020	Full Year 2021
Adjusted EBITDA:
Net income attributable to Brink’s – GAAP	$16.0	$105.2
Interest expense – GAAP	96.5	112.2
Income tax provision – GAAP	56.6	120.3
Depreciation and amortization – GAAP	206.8	239.5
EBITDA	$375.9	$577.2
Discontinued operations – GAAP	0.8	(2.1)
Reorganization and Restructuring(a)	65.5	42.8
Acquisitions and dispositions(a)	53.0	18.8
Argentina highly inflationary impact(a)	8.8	10.1
Chile antitrust matter(a)	—	9.5
Internal loss(a)	6.9	(21.1)
Reporting compliance(a)	0.5	—
Retirement plans(a)	33.8	29.8
Share-based compensation(b)	31.3	34.0
Marketable securities gain(c)	(10.5)	(16.4)
Non-GAAP	$566.0	$682.6

(a)
See “Reconciliations of Non-GAAP to GAAP Measures” on pages A1-A2 for details.

(b)
There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(c)
Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other period presented.

A-3

Appendix B
Peers of Benchmarking Peers

ACI Worldwide, Inc.
Air Lease Corporation
Air Transport Services Group, Inc.
Avis Budget Group, Inc.
Celestica Inc.
Citrix Systems, Inc.
Crane Co.
Curtiss-Wright Corporation
Euronet Worldwide, Inc.
GATX Corporation
Hexcel Corporation
ITT Inc.
Juniper Networks, Inc.
NCR Voyix Corporation
R.R. Donnelley & Sons Company
Sabre Corporation
Tetra Tech, Inc.
TFI International Inc.
The Western Union Company
TTEC Holdings, Inc.
WESCO International, Inc.
Woodward, Inc.
Xerox Holdings Corporation

B-1

BRINKS

INVESTOR RELATIONS

804-289-9709
investors.brinks.com

notice of

2025

Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V64077-P25945 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! THE BRINK'S COMPANY 1801 BAYBERRY COURT P.O. BOX 18100 RICHMOND, VA 23226 ATTN: LINDA MACNALLY VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Approval of an advisory resolution on named executive officer compensation. 3. Approval of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors THE BRINK'S COMPANY The Board of Directors recommends you vote FOR each of the listed nominees: Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain For Against Abstain For Against Abstain 1a. Kathie J. Andrade 1b. Paul G. Boynton 1c. Ian D. Clough 1d. Susan E. Docherty 1e. Mark Eubanks 1f. Michael J. Herling 1g. A. Louis Parker 1h. Timothy J. Tynan 1i. Keith R. Wyche ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE

V64078-P25945 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 8, 2025: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com THE BRINK'S COMPANY Annual Meeting of Shareholders May 8, 2025 10:00 a.m., Central Time This proxy is solicited by the Board of Directors. The undersigned hereby appoints Kurt B. McMaken and Elizabeth P. Davis and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink’s Company at the Annual Meeting of Shareholders to be held on May 8, 2025, at 10:00 a.m. Central Time, at the offices of McGuire Woods LLP, 2601 Olive Street, Suite 2100, Dallas, TX 75201, and at any and all adjournments or postponements thereof, on all matters coming before the meeting. The proxies will vote (1) as the undersigned specifies on the back of this card; and (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card. The proxies, in their discretion, are further authorized to vote (1) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve; (2) on any matter which the Board of Directors did not know would be presented at the 2025 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made; and (3) on other matters which may properly come before the 2025 Annual Meeting of Shareholders and any adjournments or postponements thereof. If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card. (Continued and to be signed on reverse side)